                                                                 EXHIBIT 10.2


                               MERGER AGREEMENT

                                    BETWEEN

                     DOSKOCIL MANUFACTURING COMPANY, INC.

                                      AND

                                 DOGLOO, INC.

                           DATED SEPTEMBER 19, 1997

                               TABLE OF CONTENTS

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                                                                 Page
ARTICLE I
              THE MERGER.......................................   1
         1.1  The Merger.......................................   1
         1.2  Effective Time of the Merger.....................   2
         1.3  Effect of the Merger.............................   2
         1.4  Articles of Incorporation........................   2
         1.5  Bylaws...........................................   2
         1.6  Directors........................................   3
         1.7  Conversion of Shares.............................   3
         1.8  Exchange of Shares...............................   3
         1.9  Dissenting Shares................................   4
         1.10 Assumption of Options............................   5
         1.11 Nature and Qualification of Merger...............   5

ARTICLE II
              CONVERSION OF PREFERRED STOCK AND
              POST MERGER REDEMPTION OF SHARES.................   5
         2.1  Conversion of Certain Shares of DMC Series A
              Preferred Stock into DMC Common Stock............   5
         2.2  Redemption of DMC Common Stock and DMC Series
              A Preferred Stock................................   5
         2.3  Redemption of DMC Series C Preferred Stock.......   6

ARTICLE III
              REPRESENTATIONS AND WARRANTIES OF DOGLOO.........   6
         3.1  Organization and Qualification...................   6
         3.2  Authorization....................................   7
         3.3  No Violation.....................................   7
         3.4  Capitalization of Dogloo.........................   7
         3.5  Subsidiaries and Equity Investments..............   8
         3.6  Consents and Approvals...........................   8
         3.7  Financial Statements.............................   8
         3.8  Absence of Undisclosed Liabilities...............   8
         3.9  Absence of Certain Changes.......................   9
         3.10 Litigation.......................................   9
         3.11 Real Property; Liens and Encumbrances............   9
         3.12 Certain Agreements...............................  10
         3.13 Employee Benefit Plans...........................  10
         3.14 Taxes............................................  12
         3.15 Compliance with Applicable Law...................  12
         3.16 Brokers' Fees and Commissions....................  13
         3.17 Proprietary Rights...............................  13
         3.18 Labor and Employment.............................  13
         3.19 Insurance........................................  13
         3.20 Environmental Laws and Regulations...............  13

ARTICLE IV
              REPRESENTATIONS AND WARRANTIES OF DMC............  14
         4.1  Organization and Qualification...................  14
         4.2  Authorization....................................  14

                                       i
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         4.3  No Violation.....................................  15
         4.4  Capitalization of DMC............................  15
         4.5  Subsidiaries and Equity Investments..............  15
         4.6  Consents and Approvals...........................  15
         4.7  Financial Statements.............................  15
         4.8  Absence of Undisclosed Liabilities...............  16
         4.9  Absence of Certain Changes.......................  16
         4.10 Litigation.......................................  16
         4.11 Real Property; Liens and Encumbrances............  17
         4.12 Certain Agreements...............................  17
         4.13 Employee Benefit Plans...........................  17
         4.14 Taxes............................................  19
         4.15 Compliance with Applicable Law...................  20
         4.16 Brokers' Fees and Commissions....................  20
         4.17 Proprietary Rights...............................  20
         4.18 Labor and Employment.............................  20
         4.19 Insurance........................................  20
         4.20 Environmental Laws and Regulations...............  20

ARTICLE V
              COVENANTS WITH RESPECT TO CONDUCT OF BUSINESSES
              PRIOR TO CLOSING.................................  21
         5.2  Conduct of Business..............................  22
         5.3  Permits and Approvals............................  22
         5.4  Schedules........................................  22

ARTICLE VI
              CONDITIONS OF MERGER.............................  23
         6.1  General Conditions...............................  23
         6.2  Conditions to Obligations of DMC.................  23
         6.3  Conditions to Obligations of Dogloo..............  24

ARTICLE VII
              SURVIVAL OF REPRESENTATIONS......................  25
         7.1  Survival of Representations......................  25

ARTICLE VIII
              TERMINATION OF OBLIGATIONS; SURVIVAL.............  25
         8.1  Termination of Agreement.........................  25
         8.2  Effect of Termination............................  25

ARTICLE IX
              MISCELLANEOUS PROVISIONS.........................  25
         9.1  Amendment and Modifications......................  25
         9.2  Waiver of Compliance.............................  26
         9.3  Expenses.........................................  26
         9.4  Notices..........................................  26
         9.5  Assignment.......................................  27
         9.6  Publicity........................................  27
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                                      ii

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         9.7  Governing Law....................................  27
         9.8  Counterparts.....................................  27
         9.9  Headings.........................................  27
         9.10 Entire Agreement.................................  27
         9.11 Third Parties....................................  27
         9.12 Waiver of Rights of First Offer..................  28

Exhibits

Exhibit A - Agreement of Merger
Exhibit B - DMC Certificate of Designation
Exhibit C - Stock Redemption Agreement with Enterprise
Exhibit D - Stock Redemption Agreement with Westar Capital
Exhibit E - Stock Redemption Agreement With Aurelio Barreto
Exhibit F - Stock Redemption Agreement with Darrell Paxman
Exhibit G - Shareholders' Agreement

                               MERGER AGREEMENT
                               ----------------



     This MERGER AGREEMENT (this "AGREEMENT") is made and entered into as of this 19th day of September 1997, between Doskocil Manufacturing Company, Inc., a Texas corporation ("DMC"), and Dogloo, Inc., a California corporation ("DOGLOO").


                             W I T N E S S E T H:
                             -------------------

     WHEREAS, there are currently 32,542,148 outstanding shares of Dogloo common stock, no par value ("DOGLOO COMMON STOCK"), 10,224,255 outstanding shares of Dogloo Series A preferred stock, no par value ("DOGLOO SERIES A PREFERRED STOCK"), and 11,841,280 outstanding shares of Dogloo Series B preferred stock, no par value ("SERIES B PREFERRED STOCK");

     WHEREAS, there are currently 1,331,021 outstanding shares of DMC common stock, no par value ("DMC COMMON STOCK"), and 1,530,674 outstanding shares of DMC Series A preferred stock ("DMC SERIES A PREFERRED STOCK");

     WHEREAS, on August 7, 1997, the waiting period for the Merger (as defined in Section 1.1 hereof) under the HSR Act (as defined in Section 3.6 hereof) expired;

     WHEREAS, the Boards of Directors of Dogloo and DMC have approved the Merger in accordance with the terms and subject to the conditions of this Agreement;

     WHEREAS, DMC and Dogloo desire to make certain representations, warranties and agreements in connection with this Agreement;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:


                                   ARTICLE I
                                  THE MERGER

     1.1  THE MERGER.  Upon the terms and conditions set forth in this Agreement
          ----------
and in accordance with the Texas Business Corporation Act (the "TBCA"), DMC and Dogloo shall, on the Closing Date, cause Dogloo to merge with and into DMC, with DMC as the surviving corporation (the "MERGER"). The Merger shall be effected in accordance with and pursuant to the Articles of Merger attached hereto as Exhibit A. The "CLOSING DATE" means the business day on which the conditions specified in Article VI hereof are satisfied or waived. The closing shall occur at the offices of O'Melveny & Myers LLP, 610 Newport Center Drive, Suite 1700, Newport Beach, California, or at such other time and date as the parties hereto shall by written instrument designate.

     1.2  EFFECTIVE TIME OF THE MERGER.  The Merger shall be consummated by
          ----------------------------
filing with the California Secretary of State and Texas Secretary of State the Articles of Merger attached hereto as Exhibit A. The date and time the Merger becomes effective in accordance with the provisions of the TBCA and the California Corporations Code (the "CCC") is the "EFFECTIVE TIME".

     1.3  EFFECT OF THE MERGER.  At the Effective Time, the separate existence
          --------------------
of Dogloo shall cease and DMC shall thereupon and thereafter possess all of the rights, privileges, immunities, powers, franchises and authority, and be subject to all of the restrictions, disabilities and duties of both Dogloo and DMC; and the rights, privileges, immunities, powers, franchises and authority of both Dogloo and DMC, and all assets and property of every description, real, personal and mixed and every interest therein wherever located, and all debts or other obligations belonging or due to either of Dogloo or DMC, on whatever account, as well as all other things in action or belonging to either Dogloo or DMC, shall be vested in DMC; and all property, rights, privileges, immunities, powers, franchises and authority of either Dogloo or DMC, and each and every other interest of either of them, shall be thereafter the property of DMC, and the title to any real estate or interest therein vested by deed or otherwise shall not revert to or be in any way impaired by reason of the Merger; but all rights of creditors and all liens upon any property of either Dogloo or DMC shall be preserved and unimpaired, and DMC be liable for the debts, liabilities, duties and obligations of Dogloo and DMC and any claim existing, or action or proceeding pending, by or against either Dogloo or DMC may be prosecuted to judgment with right of appeal, as if the Merger had not taken place.

     1.4  ARTICLES OF INCORPORATION.  Immediately prior to the Closing Date, DMC
          -------------------------
shall cause a Certificate of Designation of Rights, Preferences and Privileges with regard to the designation of DMC Series B and Series C Preferred Stock (the "CERTIFICATE OF DESIGNATION") in the form of Exhibit B hereto to be filed with the Texas Secretary of State. The Articles of Incorporation of DMC, as in effect immediately prior to the Effective Time and after giving effect to the filing of the Certificate of Designation, shall remain unchanged until amended in accordance with applicable law.

     1.5  BYLAWS.  The Bylaws of DMC, as in effect immediately prior to the
          ------
Effective Time, shall remain unchanged until amended in accordance with applicable law.

     1.6  DIRECTORS.  At the Effective Time, the directors of DMC immediately
          ---------
prior to the Effective Time shall continue to be directors and the following persons shall be deemed to be elected as additional directors of DMC until their successors are elected and qualified:

          George L. Argyros
          John W. Clark
          Michael Hoopis
          Aurelio F. Barreto, III

     1.7  CONVERSION OF SHARES.  At the Effective Time, by virtue of the Merger
          --------------------
and without any action on the part of any holder of shares of Dogloo Common
Stock:

          (a) All of the outstanding shares of Dogloo Common Stock, as of the Effective Time, will be converted, in the aggregate, into 1,400,615 shares of DMC Common Stock. Each share of Dogloo Common Stock shall cease to be outstanding and shall be converted into the right to receive 0.04304004 shares of DMC Common Stock (which ratio is derived by dividing (i) 1,400,615 shares of newly issued DMC Common Stock by (ii) 32,542,148 shares of currently issued and outstanding Dogloo Common Stock) (the "COMMON STOCK EXCHANGE RATIO"); provided, however, that no certificates representing fractional shares of DMC Common Stock will be issued upon the surrender for exchange of a certificate or certificates representing Dogloo Common Stock. In lieu of any such fractional shares, each shareholder of Dogloo who otherwise would be entitled to receive a fractional share of DMC Common Stock will be entitled to receive from DMC a cash payment equal to such fraction multiplied by the fair market value of such shares as determined by the Board of Directors of DMC;

          (b) Each share of Dogloo Series A Preferred Stock issued and outstanding as of the Effective Time will be converted into one share of newly designated DMC Series B Preferred Stock. Each share of Dogloo Series B Preferred Stock issued and outstanding as of the Effective Time will be converted into one share of newly designated DMC Series C Preferred Stock.

     1.8  EXCHANGE OF SHARES.  Immediately following the Merger, upon surrender
          ------------------
by the shareholders of the certificates representing the Dogloo Common Stock, DMC shall cause to be issued to the Dogloo shareholders certificates representing the newly issued shares of DMC Common Stock, DMC Series B Preferred Stock and DMC Series C Preferred Stock, as applicable. Each certificate representing shares of DMC Common Stock will be stamped or imprinted with a legend in substantially the following form:

     "The shares represented by this certificate are subject to an Amended and Restated Securityholders Agreement dated as of September 19, 1997, which contains restrictions on transfer, rights of first offer, tag-along rights, drag-along rights and certain registration rights. A copy of said Securityholders Agreement may be obtained from the Company by the holder of such certificate."

     "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED BY THE HOLDER SOLELY FOR ITS OWN ACCOUNT FOR THE PURPOSE OF INVESTMENT AND NOT WITH A VIEW TO OR FOR SALE IN CONNECTION WITH ANY DISTRIBUTION OF ANY THEREOF. THE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 ("ACT") OR STATE SECURITIES LAWS AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHOUT REGISTRATION UNDER THE ACT OR AN EXEMPTION THEREFROM."

Each certificate representing shares of DMC Series B Preferred Stock and Series C Preferred Stock will be stamped or imprinted with a legend in substantially the form of the second of the two paragraphs immediately preceding this sentence.

     1.9  DISSENTING SHARES.
          -----------------

          (a) Notwithstanding any provision of this Agreement to the contrary, any shares of Dogloo Common Stock and Preferred Stock held by a holder who has exercised dissenters' rights for such shares in accordance with the CCC and who, as of the Effective Time, has not effectively withdrawn or lost such dissenters' rights ("DOGLOO DISSENTING SHARES"), shall not be converted into or represent a right to receive DMC Common Stock pursuant to Section 1.8, but the holder thereof shall only be entitled to such rights as are granted by the CCC.

          (b) Notwithstanding the provisions of subsection 1.9(a), if any holder of Dogloo Dissenting Shares shall effectively withdraw or lose (through failure to perfect or otherwise) his dissenters' rights, then, as of the later of the Effective Time or the occurrence of such event, such holder's shares shall automatically be converted into and represent only the right to receive DMC Common Stock and cash in lieu of any fractional shares of DMC Common Stock to which such holder is entitled pursuant to Section 1.7, without interest thereon, upon surrender of the certificate(s) representing such shares.

          (c) Dogloo shall give DMC (i) prompt notice of any written demand received by Dogloo to require Dogloo to purchase shares of Dogloo Common Stock pursuant to the applicable provisions of the CCC and (ii) the opportunity to participate in all negotiations and proceedings with respect to such demands. Dogloo shall not, except with the prior written consent of DMC, voluntarily make any payment with respect to any such demands or offer to settle or settle any such demands.

     1.10 ASSUMPTION OF OPTIONS.  At the Effective Time, by virtue of the Merger
          ---------------------
and without any action on the part of any holder, all of the outstanding stock options of Dogloo will be assumed by DMC and thereby become options to purchase shares of DMC Common Stock, with adjustments to the assumed options to reflect the Common Stock Exchange Ratio. None of the outstanding stock options of Dogloo shall accelerate as a result of the Merger and the Board of Directors of Dogloo shall take such action as may be necessary to cause such options to remain unaccelerated. No change will be made to any outstanding stock options of DMC as a result of the Merger. DMC agrees to take such actions as are necessary for the assumption of the Dogloo stock options.

     1.11 NATURE AND QUALIFICATION OF MERGER.  This Agreement contemplates that
          ----------------------------------
the Merger will be a tax free merger in a reorganization pursuant to Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended (the "CODE"), whereby the Dogloo shareholders will receive capital stock in DMC in exchange for their capital stock in Dogloo. The parties hereto expect that the Merger will further certain of their business purposes objectives and the enhancement of earnings created thereby. In doing so, following the Merger, the parties hereto currently intend to carry on at least one significant historic business enterprise of Dogloo, or to use at least a significant portion of Dogloo's historic business assets in a business, in each case, within the meaning of Treasury Reg. (S)1.368-1(d).


                                  ARTICLE II
                       CONVERSION OF PREFERRED STOCK AND
                       POST MERGER REDEMPTION OF SHARES

     2.1  CONVERSION OF CERTAIN SHARES OF DMC SERIES A PREFERRED STOCK INTO DMC
          ---------------------------------------------------------------------
COMMON STOCK.  Concurrent with the Effective Time, 1,064,816 shares of DMC
------------
Series A Preferred Stock owned by Enterprise Management Partners Corporation, a California corporation ("EMPC"), will be distributed by EMPC to Westar Capital L.P., a California limited partnership ("WESTAR"), and HBI Financial Inc., a Washington corporation ("HBI"), to satisfy certain indebtedness of EMPC to Westar and HBI. Immediately after such distribution, all shares of Series A Preferred Stock transferred to Westar and HBI will be converted by such entities into 1,064,816 shares of DMC Common Stock. Upon conversion of the DMC Series A Preferred Stock into DMC Common Stock, DMC will pay the accrued but unpaid dividends on such converted shares of DMC Series A Preferred Stock to Westar and HBI.

     2.2  REDEMPTION OF DMC COMMON STOCK AND DMC SERIES A PREFERRED STOCK.
          ---------------------------------------------------------------
Concurrent with the Effective Time, DMC shall, subject to the consent of DMC's senior lenders and compliance with the TBCA, in accordance with a Redemption Agreement by and among DMC and Enterprise Partners III, L.P., a Delaware limited partnership ("EPIII"), Enterprise Partners III Associates, L.P., a Delaware limited partnership ("EPIIIA"), Enterprise Partners IV, L.P., a Delaware limited partnership ("EPIV"), Enterprise Partners IV Associates, L.P., a Delaware limited partnership ("EPIVA"), and EMPC in the form of Exhibit C hereto (the "ENTERPRISE REDEMPTION AGREEMENT"), redeem for $14.4 million (plus accrued but unpaid dividends on such shares of DMC Series A Preferred Stock as of the Closing Date) 598,959 shares of DMC Common Stock and 359,376 shares of DMC Series A Preferred Stock owned by EMPC and for, in the aggregate, $3.6 million, redeem (i) 64,448 shares of DMC Common Stock and 51,558 shares of DMC Series A Preferred Stock from EPIII, 5,604 shares of DMC Common Stock and 4,483 shares of DMC Series A Preferred Stock from EPIIIA, 63,050 shares of DMC Common Stock and 47,917 shares of DMC Series A Preferred Stock from EPIV, and 2,524 shares of DMC Series A Preferred Stock from EPIVA. Further, EPIV will contribute 625 shares of DMC Common Stock to EPIVA.

     2.3  REDEMPTION OF DMC SERIES C PREFERRED STOCK.  Immediately following the
          ------------------------------------------
Effective Time, if adequate funds are available and subject to the consent of DMC's lenders and compliance with the TBCA, DMC shall, in accordance with the Enterprise Redemption Agreement and a Stock Redemption Agreement between DMC and Westar Capital in the form attached hereto as Exhibit D, redeem for cash such number of shares of Series C Preferred Stock (such shares representing the shares of Dogloo Series B Preferred Stock converted into DMC Series C Preferred Stock as part of the Merger) as may be determined to be appropriate by DMC.


                                  ARTICLE III
                   REPRESENTATIONS AND WARRANTIES OF DOGLOO

     Dogloo represents, warrants, covenants and agrees as follows:

     3.1  ORGANIZATION AND QUALIFICATION.  Dogloo is a corporation duly
          ------------------------------
organized, validly existing and in good standing under the laws of the State of California, with all requisite corporate power and authority to own, operate and lease its properties and to carry on its business as it is now being conducted. Dogloo is qualified or licensed to do business and is in good standing in every jurisdiction where the nature of the business conducted by it or the properties owned or leased by it requires qualification. Dogloo has delivered to DMC complete and correct copies of the Articles of Incorporation and Bylaws of Dogloo.

     3.2  AUTHORIZATION.  Dogloo has full corporate power and authority to
          -------------
execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Dogloo, the performance by Dogloo of its obligations hereunder, and the consummation by Dogloo of the transactions contemplated hereby, have been duly authorized by the Board of Directors of Dogloo. No other corporate action on the part of Dogloo is necessary to authorize the execution and delivery of this Agreement or, other than shareholder approval, the consummation of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Dogloo and constitutes a valid and binding obligation of Dogloo, enforceable against it in accordance with its terms, except to the extent that such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

     3.3  NO VIOLATION.  Except as set forth in Schedule 3.3, neither the
          ------------
execution and delivery of this Agreement by Dogloo, and the performance by Dogloo of its obligations hereunder nor the consummation by Dogloo of the transactions contemplated hereby will (a) violate, conflict with or result in any breach of any provision of the Articles of Incorporation or Bylaws of Dogloo, (b) violate, conflict with or result in a violation or breach of, or constitute a default (with or without due notice or lapse of time or both) under the terms, conditions or provisions of any note, bond, mortgage, indenture or deed of trust, or any material license, lease or agreement to which Dogloo is a party or (c) violate any order, writ, judgment, injunction, decree, statute, rule or regulation of any court or governmental authority applicable to Dogloo.

     3.4  CAPITALIZATION OF DOGLOO.  The authorized capital stock of Dogloo
          ------------------------
consists of 100,000,000 shares of Dogloo Common Stock, of which 32,542,148 shares are issued and outstanding and 15,000,000 shares of preferred stock, no par value, of which 10,224,255 shares of Series A Preferred Stock are issued and outstanding and 11,841,280 shares of Series B Preferred Stock are issued and outstanding. All of the issued and outstanding shares have been validly issued, are fully paid and non-assessable and were not issued in violation of any preemptive rights. Except as set forth on Schedule 3.4, there are no options, warrants, calls, subscriptions, conversion or other rights, agreements or commitments obligating Dogloo to issue any additional shares of capital stock or any other securities convertible into, exchangeable for or evidencing the right to subscribe for any shares of capital stock of Dogloo.

     3.5  SUBSIDIARIES AND EQUITY INVESTMENTS.  Dogloo does not have any direct
          -----------------------------------
or indirect equity ownership in any person.

     3.6  CONSENTS AND APPROVALS.  Except as set forth in Schedule 3.6, no
          ----------------------
filing or registration with, no notice to and no permit, authorization, consent or approval of any governmental authority is necessary for the consummation by Dogloo of the transactions contemplated by this Agreement other than (a) consents and approvals of or filings or registrations pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR ACT"), (b) requirements of federal and state securities laws, and (c) those already obtained.

     3.7  FINANCIAL STATEMENTS.
          --------------------

          (a) Dogloo has delivered to DMC copies of the audited balance sheets of Dogloo as of December 31, 1995 and 1996, together with the related audited statements of operations and retained earnings and cash flows for the years then ended (such financial statements being hereinafter referred to as the "DOGLOO FINANCIAL STATEMENTS"). The Financial Statements (x) were prepared in accordance with generally accepted accounting principles applied on a consistent basis ("GAAP") throughout the periods covered thereby, except as otherwise noted thereon or disclosed in Schedule 3.7(a), and (y) present fairly in all material respects the financial position, results of operations and cash flows of Dogloo as of such dates and for the periods then ended.

          (b) Dogloo has delivered to DMC copies of the unaudited balance sheet of Dogloo as of June 30, 1997, together with the related unaudited statements of operations and retained earnings and cash flows for the six-month period then ended (such financial statements being hereinafter referred to as the "DOGLOO INTERIM FINANCIAL STATEMENTS"). The Dogloo Interim Financial Statements (x) were prepared in accordance with GAAP throughout the period covered thereby, except as otherwise noted thereon or disclosed in Schedule 3.7(b), and (y) present fairly in all material respects the financial position, results of operations and cash flows of Dogloo.

     3.8  ABSENCE OF UNDISCLOSED LIABILITIES.  Without giving effect to the
          ----------------------------------
transactions contemplated by this Agreement, there are no liabilities or financial obligations of Dogloo that are required to be reflected on a balance sheet prepared in accordance with GAAP, other than liabilities and obligations
(a) provided for or reserved against in the Dogloo Interim Financial Statements,
(b) arising after June 30, 1997 in the ordinary course of business, or (c) disclosed in Schedule 3.8.

     3.9  ABSENCE OF CERTAIN CHANGES.
          --------------------------

          (a) Dogloo has, since the date of the Dogloo Interim Financial Statements, conducted its business and operations according to Dogloo's ordinary course of business and has used all reasonable efforts consistent therewith to preserve intact its properties and assets, and maintains satisfactory relationships with customers, suppliers, distributors and others having commercially beneficial business relationships with it, in each case, in the ordinary course of business.

          (b) Except as disclosed in Schedule 3.9, Dogloo has not, since the date of the Dogloo Interim Financial Statements:

               (i) issued, sold or pledged, or authorized or proposed the issuance, sale or pledge of, additional shares of capital stock of any class or interests, or securities convertible into any such shares or interests, or any rights, warrants or options to acquire any such shares or interests or other convertible securities;

               (ii) redeemed, purchased or otherwise acquired any outstanding shares of capital stock of Dogloo; or

               (iii) declared, set aside or paid any dividend or other distribution in respect of Dogloo's capital stock.

     3.10 LITIGATION.  Except as set forth in Schedule 3.10, there is no action,
          ----------
suit or proceeding pending or, to the knowledge of Dogloo, threatened against Dogloo before any governmental authority. Dogloo is not in default under any judgment, decree, injunction or order of any court, governmental department, commission, agency, instrumentality or arbitrator outstanding against Dogloo.

     3.11 REAL PROPERTY; LIENS AND ENCUMBRANCES.
          -------------------------------------

          (a) Except as disclosed in Schedule 3.11, Dogloo does not own any real property. Schedule 3.11 contains a complete and accurate list of all real property leased or otherwise operated by Dogloo as of the date hereof. All leases set forth in Schedule 3.11 are in full force and effect, Dogloo is not in material default under any of such leases, and no material default exists or event has occurred which would constitute a material default upon the passing of time or the giving of notice, under any of such leases.

          (b) Except as set forth in Schedule 3.11, all properties and assets owned by Dogloo is free and clear of all liens, encumbrances, pledges, claims, security interests, mortgages, assessments, easements, rights of way, covenants, restrictions, rights of first refusal, defects in title, encroachments and other burdens or adverse claims (collectively, "LIENS") except (i) statutory Liens not yet delinquent, (ii) purchase money Liens arising in the ordinary course and disclosed on Schedule 3.11, (iii) Liens for taxes not yet delinquent, (iv) Liens reflected in the Financial Statements or the Interim Financial Statements (which have not been discharged) and (v) Liens which in the aggregate do not, in the case of personal property, materially impair the use by Dogloo of properties or assets subject thereto or, in the case of real property, materially impair the present and continued use in the usual and normal conduct of the business of Dogloo (such exceptions are referred to herein collectively as "DOGLOO PERMITTED LIENS").

     3.12 CERTAIN AGREEMENTS.  Except as described in Schedule 3.12, Dogloo is
          ------------------
not a party to any written or enforceable oral agreement with any officer, director or employee of Dogloo (a) the benefits of which are contingent, or the terms of which are altered, upon the occurrence of a transaction involving DMC and Dogloo of the nature of any of the transactions contemplated by this Agreement, (b) providing severance benefits or other benefits after the termination of employment regardless of the reason for such termination of employment, or (c) any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement.

     3.13 EMPLOYEE BENEFIT PLANS.
          ----------------------

          (a) Schedule 3.13 sets forth a true and complete list of each "employee benefit plan" (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), each written employment, severance, retention, termination, consulting or retirement contract, and each bonus or other incentive compensation, stock purchase, stock option, stock award or other equity-based compensation, or vacation plan or policy (other than any governmental program), and any related trust, as to which Dogloo has any obligation or liability, contingent or otherwise (collectively, "DOGLOO EMPLOYEE BENEFIT PLANS"). True, correct and complete copies of the following documents with respect to each of the Dogloo Employee Benefit Plans have been made available to DMC by Dogloo: (i) the Dogloo Employee Benefit Plan and related trust documents, and amendments thereto, (ii) the three most recent Forms 5500 (including all attachments and accountants' opinions), (iii) the last Internal Revenue Service determination letter, and (iv) summary plan descriptions and modifications thereto and (v) any other written material provided to employees concerning the Dogloo Employee Benefit Plans which are within the possession of Dogloo. No Dogloo Employee Benefit Plan invests in any security issued by Dogloo, or in any property leased to Dogloo.

          (b) Dogloo does not maintain or contribute to, or on or after the date which is six years prior to the date of this Agreement (the "SIX-YEAR LOOK BACK DATE") has maintained or contributed to, any "MULTIEMPLOYER PLAN," as such term is defined in Section 3(37) or Section 4001(a)(3) of ERISA, or any defined benefit plans covered by Title IV of ERISA. Each Dogloo Employee Benefit Plan which is intended to be qualified under Section 401(a) and, if applicable,
Section 401(k) of the Code, is so qualified.

          (c) Except as disclosed in Schedule 3.13, no action, suit or proceeding relating to any Dogloo Employee Benefit Plan (other than routine claims for benefits for which the plan administrative procedures have not been exhausted and routine "QUALIFIED DOMESTIC RELATIONS ORDERS" as defined in
Section 414(p) of the Code) is pending or, to the knowledge of Dogloo, threatened against Dogloo, any Employee Benefit Plan or any fiduciary of any Dogloo Employee Benefit Plan before any court, arbitrator or administrative or governmental body, and to the knowledge of Dogloo, no facts exist which could reasonably be expected to give rise to such action, suit or proceeding. Dogloo has not failed to make contributions to any Employee Benefit Plan that are required to be made on or after the Six-Year Look Back Date under the terms of such Dogloo Employee Benefit Plans or under applicable law. None of Dogloo, any employee of Dogloo, any "PARTY-IN-INTEREST" (as defined in Section 3(14) of ERISA) with respect to any of the Dogloo Employee Benefit Plans or any of the Dogloo Employee Benefit Plans (or any trusts created thereunder or any trustee or administrator thereof) has engaged in a "PROHIBITED TRANSACTION," as such term is defined in Section 4975 of the Code or under ERISA on or after the Six-Year Look Back Date, which could reasonably be expected to subject Dogloo, any officer of Dogloo, any of such plans or any trust to any material tax or penalty on prohibited transactions or any other liability imposed by such Section 4975 or under ERISA or any obligation to indemnify another party. To the knowledge of Dogloo, no material tax or penalty on prohibited transactions or any other liability imposed by Section 4975 or under ERISA has actually been imposed on any employee of Dogloo in such employee's capacity as a party in interest with respect to any of the Dogloo Employee Benefit Plans.

          (d) Except (i) as required by Section 4980B of the Code, (ii) as provided for with employee-paid premiums under a flexible spending arrangement (as defined in proposed Treasury Regulation Section 1.125-2, Question and answer -7(c)) or (iii) as disclosed in Schedule 3.13, none of the Dogloo Employee Benefit Plans provides or is required to provide benefits for medical expenses incurred by a former employee of Dogloo (or such former employee's spouse or other dependents) after the employee ceases to be an employee of Dogloo. None of the Dogloo Employee Benefit Plans provides or is required to provide for the payment of premiums by Dogloo to maintain life insurance coverage for any former employee of Dogloo for any period following the last day of the calendar month in which a termination of employment of such former employee occurs.

          (e) All contributions (including all employer contributions and employee salary reduction contributions) which are due have been paid to each Dogloo Employee Benefit Plan. All Employee Benefit Plans are in compliance in form and in operation with the relevant provisions of ERISA and the Code, and all other laws applicable to all of the Dogloo Employee Benefit Plans. For purposes of the preceding sentence, a "LAW" is not limited to statutory law, but includes all currently-effective, relevant, controlling legal authority. Dogloo has performed all of its obligations under all Dogloo Employee Benefit Plans for which the deadline for such performance has passed.

          (f) Except as provided in the Retention Agreements or otherwise disclosed in Section 3.13, the execution and performance of this Agreement will not (i) constitute a stated triggering event under any Dogloo Employee Benefit Plan that will result in any payment (whether of severance pay or otherwise) becoming due from such Dogloo Employee Benefit Plan, Dogloo to any present or former officer, employee, director, shareholder or consultant, or former employee (or dependents of any thereof), or (ii) accelerate the time of payment or vesting, or increase the amount, of compensation due to any employee, officer, director, shareholder or consultant.

     3.14 TAXES.  Except as set forth in Schedule 3.14:

          (a) all tax returns required to be filed by Dogloo have been filed, and Dogloo has paid all taxes that are due from Dogloo, as the case may be, whether or not shown on any tax return filed;

          (b) there are no outstanding agreements extending the statutory period of limitation applicable to any claim for, or the period for the collection or assessment of, taxes due from Dogloo for any taxable period; and

          (c) no audit or other proceeding by any court or governmental authority is pending with respect to any taxes due from or with respect to Dogloo.

     3.15 COMPLIANCE WITH APPLICABLE LAW.  Except as set forth in Schedule 3.15,
          ------------------------------
the business of Dogloo is not being conducted in violation of any provision of any federal, state, local or foreign statute, law, ordinance, rule, regulation, judgment, decree, order, concession, grant, franchise, permit or license or other governmental authorization or approval applicable to Dogloo.

     3.16 BROKERS' FEES AND COMMISSIONS.  Except as set forth on Schedule 3.16,
          -----------------------------
Dogloo and its directors, officers, partners, employees or agents have not employed any investment banker, broker, finder, agent or similar intermediary in connection with the transactions contemplated hereby and no investment banker, broker, finder, agent or similar intermediary is entitled to any fee or commission in connection herewith based on any agreement, arrangement or understanding with Dogloo and its directors, officers, partners, employees or agents.

     3.17 PROPRIETARY RIGHTS.  Schedule 3.17 contains a complete and
          ------------------
accurate list of (i) all registered patents and trademarks of Dogloo and (ii) all patent and trademark applications of Dogloo which have been filed and are currently pending.

     3.18 LABOR AND EMPLOYMENT.  Except as listed or described on Schedule 3.18,
          --------------------
Dogloo has no unfair labor practice charges or complaints pending or, to the knowledge of Dogloo, threatened against it before the National Labor Relations Board.

     3.19 INSURANCE.  All material insurance policies (the "DOGLOO INSURANCE
          ---------
POLICIES") with respect to the property, assets, operations and business of Dogloo are listed in Schedule 3.19 and are in full force and effect. Except as set forth in Schedule 3.19, as of the date of this Agreement, there are no pending material claims against the Dogloo Insurance Policies by Dogloo as to which the insurers have denied liability.

     3.20 ENVIRONMENTAL LAWS AND REGULATIONS.  Dogloo is in compliance in all
          ----------------------------------
material respects with all applicable federal, state and local laws and regulations relating to product registration, pollution control and environmental contamination including, but not limited to, all laws and regulations governing the generation, use, collection, discharge or disposal of Hazardous Materials and all laws and regulations with regard to recordkeeping, notification and reporting requirements respecting Hazardous Materials. Except as disclosed in Schedule 3.20, Dogloo has not been alleged to be in violation of and has not been subject to any administrative or judicial proceeding pursuant to such laws or regulations either now or any time during the past three years. Except as disclosed in Schedule 3.20, there are no facts or circumstances which could form the basis for the assertion of any Claim (as defined below) against Dogloo relating to environmental practices asserted under CERCLA (as defined below) or RCRA (as defined below), or any other federal, state or local environmental statute, which would be reasonably likely to have a material adverse effect on the business, results of operations or financial condition of Dogloo.

     For purposes of this Section 3.20, the following terms shall have the following meanings:

          (a) "HAZARDOUS MATERIALS" shall mean materials defined as "hazardous substances", "hazardous wastes" or "solid wastes" in (i) the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. (S)(S) 9601-9657, and any amendments thereto ("CERCLA"), (ii) the Resource Conservation and Recovery Act, 42 U.S.C. (S)(S)6901-6987 and any amendments thereto ("RCRA") and (iii) any similar federal, state or local environmental statute; and

          (b) "CLAIM" shall mean any and all claims, demands, causes of action, suits, proceedings, administrative proceedings, losses, judgments, decrees, debts, damages, liabilities, court costs, attorneys' fees and any other expenses incurred, assessed or sustained by or against Dogloo.


                                  ARTICLE IV
                     REPRESENTATIONS AND WARRANTIES OF DMC

     DMC represents, warrants, covenants and agrees as follows:

     4.1  ORGANIZATION AND QUALIFICATION.  DMC is a corporation duly organized,
          ------------------------------
validly existing and in good standing under the laws of the State of Texas, with all requisite corporate power and authority to own, operate and lease its properties and to carry on its business as it is now being conducted. DMC is qualified or licensed to do business and is in good standing in every jurisdiction where the nature of the business conducted by it or the properties owned or leased by it requires qualification. DMC has delivered to Dogloo complete and correct copies of the Articles of Incorporation and Bylaws of DMC.

     4.2  AUTHORIZATION.  DMC has full corporate or partnership power and
          -------------
authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by DMC, the performance by DMC of its obligations hereunder, and the consummation by DMC of the transactions contemplated hereby, have been duly authorized by the Board of Directors of DMC. No other corporate action on the part of DMC is necessary to authorize the execution and delivery of this Agreement or, other than shareholder approval, the consummation of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by DMC and constitutes a valid and binding obligation of DMC, enforceable against it in accordance with its terms, except to the extent that such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

     4.3  NO VIOLATION.  Except as set forth in Schedule 4.3, neither the
          ------------
execution and delivery of this Agreement by DMC, and the performance by DMC, of its obligations hereunder nor the consummation by DMC of the transactions contemplated hereby will (a) violate, conflict with or result in any breach of any provision of the Articles of Incorporation or Bylaws of DMC, (b) violate, conflict with or result in a violation or breach of, or constitute a default (with or without due notice or lapse of time or both) under the terms, conditions or provisions of any note, bond, mortgage, indenture or deed of trust, or any material license, lease or agreement to which DMC is a party or

(c) violate any order, writ, judgment, injunction, decree, statute, rule or regulation of any court or governmental authority applicable to DMC.

     4.4  CAPITALIZATION OF DMC.  The authorized capital stock of DMC consists
          ---------------------
of 15,000,000 shares of DMC Common Stock, of which 1,331,021 shares are issued and outstanding, and 25,000,000 shares of preferred stock, no par value, of which 1,530,674 shares of Series A Preferred Stock are issued and outstanding. All of the issued and outstanding shares have been validly issued, are fully paid and non-assessable and were not issued in violation of any preemptive rights. Except as set forth on Schedule 4.4, there are no options, warrants, calls, subscriptions, conversion or other rights, agreements or commitments obligating DMC to issue any additional shares of capital stock or any other securities convertible into, exchangeable for or evidencing the right to subscribe for any shares of capital stock of DMC.

     4.5  SUBSIDIARIES AND EQUITY INVESTMENTS.  DMC does not have any direct or
          -----------------------------------
indirect equity ownership in any person.

     4.6  CONSENTS AND APPROVALS.  Except as set forth in Schedule 4.6, no
          ----------------------
filing or registration with, no notice to and no permit, authorization, consent or approval of any governmental authority is necessary for the consummation by DMC of the transactions contemplated by this Agreement other than (a) consents and approvals of or filings or registrations to the HSR Act, (b) requirements of federal and state securities laws, and (c) those already obtained.

     4.7  FINANCIAL STATEMENTS.
          --------------------

          DMC has delivered to Dogloo copies of the audited balance sheets of DMC as of December 30, 1995, December 28, 1996 and June 30, 1997, together with the related audited statements of operations and retained earnings and cash flows for the years and, in the case of June 30, 1997 balance sheet, six months, then ended (such financial statements being hereinafter referred to as the "DMC FINANCIAL STATEMENTS"). The DMC Financial Statements (x) were prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, except as otherwise noted thereon or disclosed in Schedule 4.7(a), and (y) present fairly in all material respects the financial position, results of operations and cash flows of DMC as of such dates and for the periods then ended.

     4.8  ABSENCE OF UNDISCLOSED LIABILITIES.  Without giving effect to the
          ----------------------------------
transactions contemplated by this Agreement, there are no liabilities or financial obligations of DMC that are required to be reflected on a balance sheet prepared in accordance with GAAP, other than liabilities and obligations
(a) provided for or reserved against in the DMC June 30, 1997 financial statements, (b) arising after June 10, 1997 in the ordinary course of business, or (c) disclosed in Schedule 4.8.

     4.9  ABSENCE OF CERTAIN CHANGES.
          --------------------------

          (a) DMC has, since June 30, 1997, conducted its business and operations according to DMC's ordinary course of business and has used all reasonable efforts consistent therewith to preserve intact its properties and assets, and maintains satisfactory relationships with customers, suppliers, distributors and others having commercially beneficial business relationships with it, in each case, in the ordinary course of business.

          (b) Except with respect to the transactions contemplated herein or as disclosed in Schedule 4.9, since June 30, 1997, DMC has not:

               (i) issued, sold or pledged, or authorized or proposed the issuance, sale or pledge of, additional shares of capital stock of any class or interests, or securities convertible into any such shares or interests, or any rights, warrants or options to acquire any such shares or interests or other convertible securities;

               (ii) redeemed, purchased or otherwise acquired any outstanding shares of capital stock of DMC; or

               (iii) declared, set aside or paid any dividend or other distribution in respect of DMC's capital stock.

     4.10 LITIGATION.  Except as set forth in Schedule 4.10, there is no action,
          ----------
suit or proceeding pending or, to the knowledge of DMC, threatened against DMC before any governmental authority. DMC is not in default under any judgment, decree, injunction or order of any court, governmental department, commission, agency, instrumentality or arbitrator outstanding against DMC.

     4.11 REAL PROPERTY; LIENS AND ENCUMBRANCES.
          -------------------------------------

          (a) Except as disclosed in Schedule 4.11, DMC does not own any real property. Schedule 4.11 contains a complete and accurate list of all real property leased or otherwise operated by DMC as of the date hereof. All leases set forth in Schedule 4.11 are in full force and effect, DMC is not in material default under any of such leases, and no material default exists or event has occurred which would constitute a material default upon the passing of time or the giving of notice, under any of such leases.

          (b) Except as set forth in Schedule 4.11, all properties and assets owned by DMC are free and clear of all

Liens, except (i) statutory Liens not yet delinquent, (ii) purchase money Liens arising in the ordinary course and disclosed on Schedule 4.11, (iii) Liens for taxes not yet delinquent, (iv) Liens reflected in the DMC Financial Statements or the Interim Financial Statements (which have not been discharged) and (v) Liens which in the aggregate do not, in the case of personal property, materially impair the use by DMC of properties or assets subject thereto or, in the case of real property, materially impair the present and continued use in the usual and normal conduct of the business of DMC (such exceptions are referred to herein collectively as "DMC PERMITTED LIENS").

     4.12 CERTAIN AGREEMENTS.  Except as described in Schedule 4.12, DMC is not
          ------------------
a party to any written or enforceable oral agreement with any officer, director or employee of DMC (a) the benefits of which are contingent, or the terms of which are altered, upon the occurrence of a transaction involving DMC and Dogloo of the nature of any of the transactions contemplated by this Agreement, (b) providing severance benefits or other benefits after the termination of employment regardless of the reason for such termination of employment, or (c) any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement.

     4.13 EMPLOYEE BENEFIT PLANS.
          ----------------------

          (a) Schedule 4.13 sets forth a true and complete list of each "employee benefit plan" (within the meaning of Schedule 3(3) of ERISA), each written employment, severance, retention, termination, consulting or retirement contract, and each bonus or other incentive compensation, stock purchase, stock option, stock award or other equity-based compensation, or vacation plan or policy (other than any governmental program), and any related trust, as to which DMC has any obligation or liability, contingent or otherwise (collectively, "DMC EMPLOYEE BENEFIT PLANS"). True, correct and complete copies of the following documents with respect to each of the DMC Employee Benefit Plans have been made available to Dogloo by DMC: (i) the DMC Employee Benefit Plan and related trust documents, and amendments thereto, (ii) the three most recent Forms 5500 (including all attachments and accountants' opinions), (iii) the last Internal Revenue Service determination letter, and (iv) summary plan descriptions and modifications thereto and (v) any other written material provided to employees concerning the DMC Employee Benefit Plans which are within the possession of DMC. No DMC Employee Benefit Plan invests in any security issued by DMC, or in any property leased to DMC.

          (b) DMC does not maintain or contribute to, or on or after the Six-Year Look Back Date has maintained or contributed to, any "MULTIEMPLOYER PLAN," as such term is defined in Section 3(37) or
Section 4001(a)(3) of ERISA, or any defined benefit plans covered by Title IV of ERISA. Each DMC Employee Benefit Plan which is intended to be qualified under
Section 401(a) and, if applicable, Section 401(k) of the Code, is so qualified.

          (c) Except as disclosed in Schedule 4.13, no action, suit or proceeding relating to any DMC Employee Benefit Plan (other than routine claims for benefits for which the plan administrative procedures have not been exhausted and routine "QUALIFIED DOMESTIC RELATIONS ORDERS" as defined in
Section 414(p) of the Code) is pending or, to the knowledge of DMC, threatened against DMC, any DMC Employee Benefit Plan or any fiduciary of any DMC Employee Benefit Plan before any court, arbitrator or administrative or governmental body, and to the knowledge of DMC, no facts exist which could reasonably be expected to give rise to such action, suit or proceeding. DMC has not failed to make contributions to any Employee Benefit Plan that are required to be made on or after the Six-Year Look Back Date under the terms of such DMC Employee Benefit Plans or under applicable law. None of DMC, any employee of DMC, any "PARTY-IN-INTEREST" (as defined in Section 3(14) of ERISA) with respect to any of the DMC Employee Benefit Plans or any of the Employee Benefit Plans (or any trusts created thereunder or any trustee or administrator thereof) has engaged in a "PROHIBITED TRANSACTION," as such term is defined in Section 4975 of the Code or under ERISA on or after the Six-Year Look Back Date, which could reasonably be expected to subject DMC, any officer of DMC, any of such plans or any trust to any material tax or penalty on prohibited transactions or any other liability imposed by such Section 4975 or under ERISA or any obligation to indemnify another party. To the knowledge of DMC, no material tax or penalty on prohibited transactions or any other liability imposed by Section 4975 or under ERISA has actually been imposed on any employee of DMC in such employee's capacity as a party in interest with respect to any of the DMC Employee Benefit Plans.

          (d) Except (i) as required by Section 4980B of the Code, (ii) as provided for with employee-paid premiums under a flexible spending arrangement (as defined in proposed Treasury Regulation Section 1.125-2, Question and answer -7(c)) or (iii) as disclosed in Schedule 4.13, none of the DMC Employee Benefit Plans provides or is required to provide benefits for medical expenses incurred by a former employee of DMC (or such former employee's spouse or other dependents) after the employee ceases to be an employee of DMC. None of the DMC Employee Benefit Plans provides or is required to provide for the payment of premiums by DMC to maintain life insurance coverage for any former employee of DMC for any period following the last day of the calendar month in which a termination of employment of such former employee occurs.

          (e) All contributions (including all employer contributions and employee salary reduction contributions) which are due have been paid to each DMC Employee Benefit Plan. All DMC Employee Benefit Plans are in compliance in form and in operation with the relevant provisions of ERISA and the Code, and all other laws applicable to all of the Employee Benefit Plans. For purposes of the preceding sentence, a "LAW" is not limited to statutory law, but includes all currently-effective, relevant, controlling legal authority. DMC has performed all of its obligations under all DMC Employee Benefit Plans for which the deadline for such performance has passed.

          (f) Except as provided in the Retention Agreements or otherwise disclosed in Schedule 4.13, the execution and performance of this Agreement will not (i) constitute a stated triggering event under any DMC Employee Benefit Plan that will result in any payment (whether of severance pay or otherwise) becoming due from such DMC Employee Benefit Plan, DMC to any present or former officer, employee, director, shareholder or consultant, or former employee (or dependents of any thereof), or (ii) accelerate the time of payment or vesting, or increase the amount, of compensation due to any employee, officer, director, shareholder or consultant.

     4.14 TAXES.  Except as set forth in Schedule 4.14:

          (a) all tax returns required to be filed by DMC have been filed, and DMC has paid all taxes that are due from DMC, as the case may be, whether or not shown on any tax return filed;

          (b) there are no outstanding agreements extending the statutory period of limitation applicable to any claim for, or the period for the collection or assessment of, taxes due from DMC for any taxable period; and

          (c) no audit or other proceeding by any court or governmental authority is pending with respect to any taxes due from or with respect to DMC.

     4.15 COMPLIANCE WITH APPLICABLE LAW.  Except as set forth in Schedule 4.15,
          ------------------------------
the business of DMC is not being conducted in violation of any provision of any federal, state, local or foreign statute, law, ordinance, rule, regulation, judgment, decree, order, concession, grant, franchise, permit or license or other governmental authorization or approval applicable to DMC.

     4.16 BROKERS' FEES AND COMMISSIONS.  Except as set forth in Schedule 4.16,
          -----------------------------
DMC, and its directors, officers, partners, employees or agents have not employed any investment banker, broker, finder, agent or similar intermediary in connection with the transactions contemplated hereby and no investment banker, broker, finder, agent or similar intermediary is entitled to any fee or commission in connection herewith based on any agreement, arrangement or understanding with DMC and its directors, officers, partners, employees or agents.

     4.17 PROPRIETARY RIGHTS.  Schedule 4.17 contains a complete and accurate
          ------------------
list of (i) all registered patents and trademarks of DMC and (ii) all patent and trademark applications of DMC which have been filed and are currently pending.

     4.18 LABOR AND EMPLOYMENT.  Except as listed or described on Schedule 4.18,
          --------------------
DMC has no unfair labor practice charges or complaints pending or, to the knowledge of DMC, threatened against any of them before the National Labor Relations Board.

     4.19 INSURANCE.  All material insurance policies (the "DMC INSURANCE
          ---------
POLICIES") with respect to the property, assets, operations and business of DMC are listed in Schedule 4.19 and are in full force and effect. Except as set forth in Schedule 4.19, as of the date of this Agreement, there are no pending material claims against the DMC Insurance Policies by DMC as to which the insurers have denied liability.

     4.20 ENVIRONMENTAL LAWS AND REGULATIONS.  DMC is in compliance in all
          ----------------------------------
material respects with all applicable federal, state and local laws and regulations relating to product registration, pollution control and environmental contamination including, but not limited to, all laws and regulations governing the generation, use, collection, discharge or disposal of Hazardous Materials and all laws and regulations with regard to recordkeeping, notification and reporting requirements respecting Hazardous Materials. Except as disclosed in Schedule 4.20, DMC has not been alleged to be in violation of and has not been subject to any administrative or judicial proceeding pursuant to such laws or regulations either now or any time during the past three years. Except as disclosed in Schedule 4.20, there are no facts or circumstances which could form the basis for the assertion of any Claim (as defined below) against DMC relating to environmental practices asserted under CERCLA (as defined below) or RCRA (as defined below), or any other federal, state or local environmental statute, which would be reasonably likely to have a material adverse effect on the business, results of operations or financial condition of DMC.

     For purposes of this Section 4.20, the following terms shall have the following meanings:

          (a) "HAZARDOUS MATERIALS" shall mean materials defined as "hazardous substances", "hazardous wastes" or "solid wastes" in (i) the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. (S)(S) 9601-9657, and any amendments thereto ("CERCLA"), (ii) the Resource Conservation and Recovery Act, 42 U.S.C. (S)(S)6901-6987 and any amendments thereto ("RCRA") and (iii) any similar federal, state or local environmental statute; and

          (b) "CLAIM" shall mean any and all claims, demands, causes of action, suits, proceedings, administrative proceedings, losses, judgments, decrees, debts, damages, liabilities, court costs, attorneys' fees and any other expenses incurred, assessed or sustained by or against DMC.


                                   ARTICLE V
                COVENANTS WITH RESPECT TO CONDUCT OF BUSINESSES
                               PRIOR TO CLOSING

     5.1  ACCESS TO THE COMPANY; CONFIDENTIALITY.  (a)  DMC and Dogloo will each
          --------------------------------------
authorize and permit the other and its representatives (which term shall be deemed to include each parties' independent accountants and counsel), from the date hereof to the Closing Date, to have reasonable access during normal business hours, upon reasonable notice and in such manner as will not unreasonably interfere with the conduct of the business of such party, to all of the other parties' properties, books, records, operating instructions and procedures, tax returns and all other information with respect to their business as the other party may from time to time request, and to make copies of such books, records and other documents and to discuss the business of such party with such third persons, including, without limitation, its directors, officers, employees, accountants, counsel, suppliers, customers and creditors, as such party considers necessary provided, however, that notwithstanding the foregoing, the parties shall not exchange competitively sensitive information.

          (b) Subject to the requirements of law or judicial process, from the date hereof to the Closing Date, each of DMC and Dogloo shall hold in confidence, and shall use its good faith efforts to cause its agents to hold in confidence, all such non-public information obtained by it or its agents pursuant to such access. If for any reason the Merger is not completed, each of DMC and Dogloo shall return and cause its agents to return all such non-public written information, or shall confirm to the other that such information has been destroyed, and shall cause its agents to maintain the confidentiality thereof.

     5.2  CONDUCT OF BUSINESS.  From the date hereof to the Closing Date, each
          -------------------
of DMC and Dogloo shall not do the following without the prior written consent of the other, which consent may not be unreasonably withheld:

          (a) conduct its business except in the ordinary course consistent with prudent industry practice; or

          (b) issue, sell, redeem or acquire for value, or agree to do so, any debt obligations or equity securities other than pursuant to the exercise of stock options outstanding on the date hereof; or

          (c) declare, issue, make or pay any dividend or other distribution of assets, whether consisting of money, or personal property, real property or other thing of value, to its share holders, or split, combine, divide, distribute or reclassify any shares of its equity securities; or

          (d) change or amend its charter documents or bylaws; or

          (e) agree to or make any commitment to take any action prohibited by this Section 5.2.

     5.3  PERMITS AND APPROVALS.
          ---------------------

          (a) DMC and Dogloo each agree to cooperate and use their good faith efforts to obtain, and will immediately prepare, all registrations, filings and applications, requests and notices preliminary to all approvals and permits that may be necessary to consummate the transactions contemplated by this Agreement.

          (b) To the extent that the approval of a third party with respect to any contract is required in connection with the transactions contemplated by this Agreement, each of DMC and Dogloo shall use its good faith efforts to obtain such approval prior to the Closing Date.

     5.4  SCHEDULES.  Dogloo shall deliver to DMC the Schedules referenced in
          ---------
Article III, DMC shall deliver to Dogloo the Schedules referenced in Article IV, and Dogloo and DMC shall mutually deliver Schedule 6.1 on or before five (5) business days prior to the Closing Date. Both parties shall have from the delivery date of such Schedules until one day before the Closing Date to review such Schedules. In the event the Schedules are not mutually acceptable to DMC and Dogloo, both parties shall have the right in their sole individual discretion to terminate this Agreement by written notice delivered to the other party on or before the Closing Date.


                                  ARTICLE VI
                             CONDITIONS OF MERGER

     6.1  GENERAL CONDITIONS.  The obligations of the parties to effect the
          ------------------
Merger shall be subject to the following conditions unless waived in writing by all parties:

          (a) DEBT REFINANCING.  DMC shall, concurrent with the closing, (i)
              ----------------
have completed its private placement of Senior Subordinated Notes due 2007 and
(ii) have entered into a satisfactory Amended and Restated Credit Agreement with its senior lenders, and (iii) have received funds sufficient to repay the indebtedness scheduled on Schedule 6.1 hereto and to redeem DMC Common and Preferred Stock as referenced in Sections 2.2 and

2.3 hereof.  Concurrent with the closing, the indebtedness scheduled on Schedule
6.1 to this Agreement shall be repaid in full.

          (b) OPINION OF ADVISOR.  DMC shall have received the solvency opinion
              ------------------
of Houlihan Lokey Howard & Zukin addressing the redemption of the DMC Common Stock and DMC Preferred Stock contemplated by Sections 2.2 and 2.3 hereof.

          (c) NO ORDERS; LEGAL PROCEEDINGS.  No law or order shall have been
              ----------------------------
enacted, entered, issued, promulgated or enforced by any governmental entity, nor shall any action have been instituted and remain pending or have been threatened and remain so by any governmental entity at what would otherwise be the Closing Date, which prohibits or restricts or would (if successful) prohibit or restrict the transactions contemplated by this Agreement or which would not permit the business of Dogloo as presently conducted to continue unimpaired following the Closing Date.

          (d) STOCKHOLDERS' AGREEMENT.  A satisfactory number of the common
              -----------------------
stock stockholders of DMC and Dogloo, after giving effect to the Merger, shall have entered into that certain Amended and Restated Securityholders Agreement, a form of which is attached hereto as Exhibit G except that, in the case of Benjamin Doskocil, modifications to that certain Stockholders' Agreement dated July 1, 1997 shall have been entered into with Benjamin Doskocil and the other parties to that agreement.

     6.2  CONDITIONS TO OBLIGATIONS OF DMC.  The obligations of DMC to effect
          --------------------------------
the Merger shall be subject to the following conditions except to the extent waived in writing by DMC:

          (a) REPRESENTATIONS AND WARRANTIES AND COVENANTS OF DOGLOO.  The
              ------------------------------------------------------
representations and warranties of Dogloo contained herein shall be true at the Closing Date in all material respects with the same effect as though made at such time; Dogloo shall have in all material respects performed all obligations and complied with all covenants and conditions required by this Agreement to be performed or complied with by it at or prior to the Closing Date, and Dogloo shall have delivered to DMC certificates in form and substance satisfactory to DMC, dated the Closing Date, to such effect.

          (b) NO MATERIAL ADVERSE CHANGE.  There shall have been no material
              --------------------------
adverse change in the business or financial condition of Dogloo.

          (c) CONSENTS.  Dogloo shall have obtained all permits, authorizations
              --------
and material third party consents necessary for the consummation of the Merger, including, but not limited to, compliance with the HSR Act and the approval of DMC shareholders as required under the TBCA.

          (d) STOCK REDEMPTION AGREEMENTS.  Each of the Stock Redemption
              ---------------------------
Agreements in substantially the form attached hereto as Exhibits C, D, E and F, or such other form as is acceptable to DMC (such acceptance to be evidenced by consummation of the Merger), shall have been executed and delivered by the parties to such agreements.

     6.3  CONDITIONS TO OBLIGATIONS OF DOGLOO.  The obligations of Dogloo to
          -----------------------------------
effect the Closing and the Merger shall be subject to the following conditions, except to the extent waived in writing by Dogloo:

          (a) REPRESENTATIONS AND WARRANTIES AND COVENANTS OF DMC.  The
              ---------------------------------------------------
representations and warranties of DMC herein contained shall be true at the Closing Date in all material respects with the same effect as though made at such time; DMC shall in all material respects have performed all obligations and complied with all covenants and conditions required by this Agreement to be performed or complied with by it at or prior to the Closing Date, and DMC shall have delivered to Dogloo a certificate of DMC in form and substance satisfactory to Dogloo, dated the Closing Date and signed by a duly authorized corporate officer to such effect.

          (b) NO MATERIAL ADVERSE CHANGE.  There shall have been no material
              --------------------------
adverse change in the business or financial condition of DMC.

          (c) CONSENTS.  DMC shall have received all permits, authorizations,
              --------
and material third party consents necessary for the consummation of the Merger, including, but not limited to, compliance with the HSR Act and the approval of Dogloo shareholders required under the CCC.


                                  ARTICLE VII
                          SURVIVAL OF REPRESENTATIONS

     7.1  SURVIVAL OF REPRESENTATIONS.  The representations and warranties of
          ---------------------------
the parties contained in this Agreement shall not survive the Closing hereunder.


                                  ARTICLE VIII
                      TERMINATION OF OBLIGATIONS; SURVIVAL

     8.1  TERMINATION OF AGREEMENT.  Anything herein to the contrary
          ------------------------
notwithstanding, this Agreement and the transactions contemplated by this Agreement shall terminate if the Closing does not occur on or before the close of business on November 30, 1997 unless extended by mutual consent in writing of DMC and Dogloo and may otherwise be terminated at any time before the Closing as follows and in no other manner:

          (a) MUTUAL CONSENT.  By mutual consent in writing of the parties.
              --------------

          (b) CONDITIONS TO DMC'S PERFORMANCE NOT MET.  By DMC by written notice
              ---------------------------------------
to Dogloo if any event occurs which would render impossible the satisfaction of one or more conditions to the obligations of DMC to consummate the transactions contemplated by this Agreement as set forth in Sections 6.1 or 6.2.

          (c) CONDITIONS TO DOGLOO'S PERFORMANCE NOT MET.  By Dogloo by written
              ------------------------------------------
notice to DMC if any event which occurs would render impossible the satisfaction of the conditions to the obligations of Dogloo to consummate the transactions contemplated by this Agreement as set forth in Sections 6.1 or 6.3.

     8.2  EFFECT OF TERMINATION.  In the event this Agreement shall be
          ---------------------
terminated pursuant to Section 8.1, all further obliga tions of the parties under this Agreement shall terminate without further liability of any party to another; provided that the obligations of the parties contained in Sections 5.1(b), 9.3 and 9.6 shall survive any such termination.


                                   ARTICLE IX
                            MISCELLANEOUS PROVISIONS

     9.1  AMENDMENT AND MODIFICATIONS.  Subject to applicable law, this
          ---------------------------
Agreement may be amended, modified and supplemented only by written agreement between the parties hereto which states that it is intended to be a modification of this Agreement.

     9.2  WAIVER OF COMPLIANCE.  Any failure of Dogloo or DMC to comply with any
          --------------------
obligation, covenant, agreement or condition herein may be expressly waived in writing by the other party, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

     9.3  EXPENSES.  The parties agree that all fees and expenses incurred by
          --------
them in connection with this Agreement and the trans action contemplated hereby shall be borne by the party incurring such fees and expenses.

     9.4  NOTICES.  All notices, requests, demands and other communications
          -------
required or permitted hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand or mailed, certified or registered mail with postage prepaid:

          (a)  if to Dogloo, to:

                      Dogloo, Inc.
                      1241 Old Temescal Road
                      Corona, California  91719
                      Attention:  Executive Vice President

          with a copy to:

                      Brobeck, Phleger & Harrison LLP
                      4675 MacArthur Court, Suite 1000
                      Newport Beach, California  92660
                      Attention:  Greg T. Williams, Esq.

or to such other person or address as Dogloo shall furnish to DMC in writing;

          (b)  if to DMC, to:

                      Doskocil Manufacturing Company, Inc.
                      4209 Barnett
                      Arlington, Texas 76017
                      Attention:  Chief Executive Officer

               with a copy to:

                      O'Melveny & Myers LLP
                      610 Newport Center Drive, Suite 1700
                      Newport Beach, California  92660-6429
                      Attention:  J. Jay Herron, Esq.
                      Facsimile No.:     (714) 669-6994

or to such other person or address as DMC shall furnish to Dogloo in writing.

     9.5  ASSIGNMENT.  This Agreement and all of the provisions hereof shall be
          ----------
binding upon and inure to the benefit of the par ties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other party.

     9.6  PUBLICITY.  Neither Dogloo nor DMC shall make or issue, or cause to be
          ---------
made or issued, any announcement or written statement concerning this Agreement or the transactions contemplated hereby for dissemination to the general public without the express written consent of the other parties. This provision shall not apply, however, to any announcement or written statement required to be made by law or the regulations of any federal or state governmental agency.

     9.7  GOVERNING LAW.  This Agreement and the legal relations among the
          -------------
parties hereto shall be governed by and construed in accordance with the laws of the State of Texas, as applied to contracts entered into and to be wholly performed within such State, except with regard to the internal affairs of corporations not incorporated in Texas (which internal affairs shall be governed by the law of the state or other jurisdiction of incorporation).

     9.8  COUNTERPARTS.  This Agreement may be executed simultaneously in two or
          ------------
more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     9.9  HEADINGS.  The headings of the Sections and Articles of this Agreement
          --------
are inserted for convenience only and shall not constitute a part hereof or affect in any way the meaning or interpretation of this Agreement.

     9.10 ENTIRE AGREEMENT.  This Agreement, including the Exhibits and
          ----------------
Schedules hereto, and the other documents and certificates delivered pursuant to the terms hereof, set forth the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein, and supersede all prior agreements, promises, covenants, arrangements, communications, representations or warranties, whether oral or written, by any officer, employee or representative of any party hereto.

     9.11 THIRD PARTIES.  Except as specifically set forth or referred to
          -------------
herein, nothing herein expressed or implied is intended or shall be construed to confer upon or give to any person or corporation other than the parties hereto and their successors or assigns, any rights or remedies under or by reason of this Agreement.

     9.12 WAIVER OF RIGHTS OF FIRST OFFER.  In consideration of this Agreement
          -------------------------------
and acknowledgment of DMC's offer to purchase the shares of Dogloo Common Stock held by certain minority stockholders of Dogloo, Dogloo hereby waives any and all rights of first offer to purchase such shares it may have under that certain Securityholders Agreement by and among Dogloo, Westar Capital, a California limited partnership, Enterprise Partners III, L.P., a California limited partnership, Enterprise Partners III Associates, L.P., a California limited partnership, HBI Financial, Inc., a Washington corporation, Aurelio F. Barreto, III, Darrell R. Paxman and the other securityholders of Dogloo who have become parties thereto, dated as of September 22, 1995.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and their respective corporate seals to be affixed hereto, all as of the day and year first above written.


                            "DMC"

                            DOSKOCIL MANUFACTURING COMPANY, INC.,
                            a Texas corporation


                            By:  /s/ LARRY E. REMBOLD
                                _____________________________
                            Its:     Larry E. Rembold
                                     President and Chief
                                       Executive Officer



                            "DOGLOO"

                            DOGLOO, INC.,
                            a California corporation


                            By:  /s/ MICHAEL J. FARMER
                               ______________________________
                            Its:     Michael J. Farmer
                                     Executive Vice President

                              ARTICLES OF MERGER
                                     OF A
                       DOMESTIC AND FOREIGN CORPORATION


          Pursuant to the provisions of Article 5.04 of the Texas Business Corporation Act, the undersigned domestic and foreign corporations adopt the following Articles of Merger for the purpose of effecting a merger in accordance with the provisions of Article 5.01 of the Texas Business Corporation Act.


                                   ARTICLE I

          The names of the undersigned corporations and the states under the laws of which they are respectively organized are:


     NAME OF CORPORATION                           STATE
     -------------------                           -----

     Doskocil Manufacturing Company, Inc.          Texas
     Dogloo, Inc.                                  California


                                  ARTICLE II

          The laws of the State under which such foreign corporation is organized permit such merger. The address, including street and number, if any, of the registered or principal office of such surviving corporation in the state under whose laws it is to be governed is Doskocil Manufacturing Company, Inc., 4209 Barnett, Arlington, Texas 76017.


                                  ARTICLE III

          The name of the surviving corporation is Doskocil Manufacturing Company, Inc., and it is to be governed by the laws of the State of Texas.


                                  ARTICLE IV

          The following Plan of Merger was approved by the shareholders of the undersigned corporations on _____________, 1997 in the manner prescribed by the laws of the States in which they are organized.

                                 PLAN OF MERGER
                                 --------------

          1. Dogloo, Inc., a California corporation (the "ABSORBED CORPORATION") shall be merged with and into Doskocil Manufacturing Company, Inc., a Texas corporation (the "SURVIVING CORPORATION"), to exist and be governed by the laws of the State of Texas.

          2. When this Plan shall become effective, the separate existence of the Absorbed Corporation shall cease and the Surviving Corporation shall succeed without other transfer to all the rights and property of the Absorbed Corporation and shall be subject to all the debts and liabilities of the Absorbed Corporation in the same manner as if the Surviving Corporation had itself incurred them.

          3. The Surviving Corporation will carry on business with both its own assets and the assets of the Absorbed Corporation.

          4. (a) Each share of common stock, no par value, of the Absorbed Corporation issued and outstanding immediately prior to the effective time of the merger shall, by virtue of the merger and without any action on the part of the holder thereof, be converted into the right to receive 0.04304004 shares of common stock of the Surviving Corporation.

               (b) Each share of the Absorbed Corporation's Series A and Series B Preferred Stock issued and outstanding as of the effective time shall, by virtue of the merger and without any action on the part of the holder thereof, be converted into one share of the Surviving Corporation's Series B and Series C Preferred Stock, respectively.

          5. The following persons shall be the directors and officers of the Surviving Corporation until their respective successors are elected and qualified:

          George C. Argyros                 Benjamin L. Doskocil, Sr.
          John W. Clark                     Charles D. Martin
          Michael Hoopis                    Larry E. Rembold
          Aurelio F. Barreto, III

          6. The Articles of Incorporation and Bylaws of the Surviving Corporation shall continue in full force and effect until altered, amended or repealed or as provided by law.

          7. The effective date of this merger shall be the date when the Secretary of State of the Surviving Corporation shall have issued a Certificate of Merger or other similar documents.

                                   ARTICLE V

          As to each of the undersigned corporations, the number of shares outstanding and entitled to vote on such Plan of Merger, all of which are designated as common stock, except as indicated below, is as follows:

                              Number of Shares Outstanding
Name of the Corporation            and Entitled to Vote
--------------------------    ----------------------------
Doskocil Manufacturing        1,331,021 Common Stock
Company, Inc., a Texas        1,530,674 Preferred Stock
corporation                   Series A

Dogloo, Inc., a California    32,542,148 Common Stock
corporation                   10,224,255 Dogloo Series A
                              11,841,280 Dogloo Series B

The holders of the Surviving Corporation's Series A Preferred Stock are entitled to vote on the Plan of Merger as a class, the holders of the Absorbed Corporation's Series A Preferred Stock are entitled to vote on the Plan of Merger as a class and the holders of the Absorbed Corporation's Series B Preferred Stock are entitled to vote on the Plan of Merger as a class.


                                  ARTICLE VI

          As to each of the undersigned corporations, the holders of the necessary number of outstanding shares of each class of Common Stock and series of Preferred Stock have approved the Plan of Merger. As to the Surviving Corporation's Common Stock, 1,331,021 shares voted for the Plan and no shares voted against the Plan. As to the Surviving Corporation's Series A Preferred Stock, 1,530,674 shares voted for the Plan and no shares voted against the Plan. As to the Disappearing Corporation's Common Stock, _______ shares voted for the Plan and _______ shares voted against the Plan. As to the Disappearing Corporation's Series A Preferred Stock, _______ shares voted for the Plan and _______ shares voted against the Plan. As to the Disappearing Corporation's Series B Preferred Stock, 11,841,280 shares voted for the Plan and no shares voted against the Plan.


                                  ARTICLE VII

          The Plan of Merger and performance of its terms has been duly authorized, and all required actions have been taken by Doskocil Manufacturing Company, Inc. under the laws of the State of Texas and under its Amended and Restated Articles of Incorporation.

                                 ARTICLE VIII

          The Plan of Merger and performance of its terms has been duly authorized, and all required actions have been taken by Doskocil Manufacturing Company, Inc. under the laws of the State of Texas and under its Amended and Restated Articles of Incorporation.

     DATED:  _______________, 1997



                      _________________________________________
                      DOSKOCIL MANUFACTURING COMPANY, INC.,
                      a Texas corporation


                      By:______________________________________
                         __________________, [an officer]


                      _________________________________________
                      DOGLOO, INC.,
                      a California corporation


                      By:_____________________________________
                         __________________, [an officer]

STATE OF TEXAS        (S)
                      (S)
COUNTY OF ________    (S)


          I, the undersigned Notary Public, do hereby certify that on the _____ day of ______________, 19__, personally appeared ______________________________________, who being by me first duly sworn, declared that he she is an officer of __________________________________, a
Texas corporation, that he she executed the foregoing document as such officer of said corporation and that the statements contained therein are true.



[S E A L]                     ____________________________________________
                              Notary Public in and for _________
My Commission Expires:        County, Texas

_______________________

STATE OF _________    (S)
                      (S)
COUNTY OF ________    (S)


          I, the undersigned Notary Public, do hereby certify that on the _____ day of ______________, 19__, personally appeared ______________________________________, who being by me first duly sworn, declared that he she is an officer of __________________________________, a
Texas corporation, that he she executed the foregoing document as such officer of said corporation and that the statements contained therein are true.



[S E A L]                     ____________________________________________
                              Notary Public in and for _________
My Commission Expires:        County, Texas

_______________________

                     DOSKOCIL MANUFACTURING COMPANY, INC.
                              A TEXAS CORPORATION

                           STATEMENT OF DESIGNATION
                                      OF
                     SERIES B AND SERIES C PREFERRED STOCK


          The undersigned, Larry E. Rembold, President and Chief Executive Officer of Doskocil Manufacturing Company, Inc., a corporation organized and existing under and by virtue of the Texas Business Corporation Act, in accordance with the provisions of Article 2.13 thereof, hereby certifies as follows:

          FIRST: The name of the corporation is Doskocil Manufacturing Company, Inc. (the "CORPORATION").

          SECOND: Pursuant to the authority vested in the Board of Directors of the corporation by Article IV of the Corporation's Articles of Incorporation, as amended and restated on July 1, 1997, the Board of Directors of the Corporation duly adopted a resolution establishing two series of preferred stock of the Corporation out of the authorized but unissued shares of the capital stock of the Corporation and designating such series as Series B Preferred Stock (the "SERIES B PREFERRED STOCK") consisting of 10,224,255 shares, no par value, and Series C Preferred Stock (the "SERIES C PREFERRED STOCK") consisting of 11,841,280 shares, no par value.

          THIRD: The following is a true and correct copy of the preferences and relative and other rights, and the qualifications, limitations or restrictions of the Series B Preferred Stock and Series C Preferred Stock as approved pursuant to the foregoing resolution:


                         I.  SERIES B PREFERRED STOCK

          The rights, preferences, privileges and restrictions granted to and imposed upon the Series B Preferred Stock are as set forth below:

          1.1  Designation.  The secondary series of the Corporation Preferred
               -----------
Stock shall be designated "SERIES B PREFERRED STOCK."

          1.2  Number of Shares.  The number of shares constituting the Series B
               ----------------
Preferred Stock shall be 10,224,255 shares.

          1.3  Dividend Provisions.
               -------------------

          (a) Subject to (i) the rights of the Series A Preferred Stock and any series of Preferred Stock which may from time to time come into existence, other than the Series C Preferred Stock, and (ii) any loan covenant or other provision for the benefit of the holders of Senior Debt (as defined herein), the holders of shares of Series B Preferred shall be entitled to receive cash dividends, out of any assets legally available therefor, prior and in preference to any declaration or payment of any cash dividend on the Common Stock of this corporation, at the rate of $0.10 per share of Series B Preferred Stock (as adjusted for subsequent stock dividends, stock splits or recapitalizations of the Series B Preferred Stock), per annum payable annually on March 1 of each year beginning March 1, 1998. The amount of accrued but unpaid dividends on each share of the Series B Preferred Stock shall, as of September 19, 1997, be deemed to be $0.2118 (referred to herein as the "CURRENT UNPAID SERIES B DIVIDENDS"). Dividends on the Series B Preferred Stock shall accrue, whether or not declared, and such dividends shall be cumulative so that, if such dividends in respect of any previous or current annual dividend period, at the annual rate specified above, shall not have been paid, subject to the rights of Series A Preferred Stock and any series of Preferred Stock, other than the Series C Preferred Stock, which may from time to time come into existence, the deficiency shall first be fully paid before any dividend or other distribution shall be paid on or declared and set apart for the Common Stock. Except as provided in subsection (b) below, any accumulation of dividends on the Series B Preferred Stock shall not bear interest.

          "SENIOR DEBT" shall mean all principal of, premium and interest (including, without limitation, any interest which accrues (or which would accrue but for such case, proceeding or other action) after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of this corporation (whether or not such interest is allowed or allowable as a claim in such case, proceeding or other action)) on any indebtedness created, incurred, assumed or guaranteed by this corporation and its subsidiaries (present or future), whether now existing or hereafter arising, due or to become due, absolute or contingent, liquidated or unliquidated, determined or undetermined, under any working capital or other credit agreement or facility with a lender, any debt issued to the public pursuant to a private placement or registration statement filed with and declared effective by the Securities and Exchange Commission, any debt incurred in connection with any past or future acquisitions by this corporation and its subsidiaries (present and future), and any sale/leaseback financing on equipment or real property of this corporation or its subsidiaries (present and future).

          (b) The holders of Series B Preferred Stock shall be entitled to additional dividends on the Current Unpaid Series B Dividends and, if, on any dividend payment date, the holders of Series B Preferred Stock shall not have received the full annual dividend provided for herein (the "UNPAID DIVIDEND"), then the holders of Series B Preferred Stock shall also be entitled to additional dividends on such Unpaid Dividends (collectively, the "ADDITIONAL DIVIDENDS"). Additional Dividends shall also be cumulative and shall accrue at the same rate as dividends are then accruing on the Series B Preferred Stock, whether or not declared, for each succeeding dividend period during which accumulated annual dividends, or Additional Dividends thereon, shall remain unpaid.

          1.4  Liquidation Preference.
               ----------------------

          (a) In the event of any liquidation, dissolution or winding up of this corporation, either voluntary or involuntary, subject to (i) the rights of any series of Preferred Stock (other than the Series A and Series B Preferred Stock) which may from time to time come into existence and (ii) any loan covenant or other provision for the benefit of the holders of Senior Debt, the holders of Series B Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of this corporation to the holders of Common Stock, an amount per share equal to the sum of the Series B Redemption Price (as defined in Section 1.6 herein). If upon the occurrence of such event, the assets and funds to be distributed among the holders of the Series B Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then, subject to the rights of any series of Preferred Stock which may from time to time come into existence (other than the Series A and Series C Preferred Stock), the entire assets and funds of this corporation legally available for distribution shall be distributed ratably among the holders of the Series B Preferred Stock in proportion to the amount of such stock owned by each such holder. Written notice of the liquidation, dissolution or winding up, stating a payment date, the amount of the liquidation payment and place where the amount distributable shall be payable, shall be given by mail, postage prepaid, not less than fifteen (15) days prior to the payment dated stated therein, to each holder of record of the Series B Preferred Stock, such notice to be addressed to each such holder at his or its post office address as shown by the records of this corporation.

          (b) Upon the completion of (i) the distributions to the holders of Series B Preferred Stock required by Section 1.4(a), (ii) the distributions to the holders of Series C Preferred Stock required by 2.4(a) and (iii) any other distribution that may be required with respect to any series of Preferred Stock that exists or may from time to time come into existence, if assets remain in this corporation, the holders of the Common Stock of this corporation (based on the number of shares of Common Stock held by each), shall receive all of the remaining assets of this corporation.

          1.5  Exchange and Replacement of Certificates.
               ----------------------------------------

          (a) This corporation shall keep at its principal office (or such other place as this corporation reasonably designates) a register for the registration of shares of Series B Preferred Stock. Upon the surrender of any certificates representing shares of Series B Preferred Stock at such place, this corporation shall, at the request of the registered holder of such certificate, execute and deliver a new certificate or certificates in exchange therefor representing in the aggregate the number of shares represented by the surrendered certificate (and this corporation forthwith shall cancel such surrendered certificate), subject to the requirements of all applicable securities laws and the Securityholders Agreement. Each such new certificate shall be registered in such name and shall represent such number of shares as is requested by the holder of the surrendered certificate and shall be substantially identical in form to the surrendered certificate. The issuance of new certificates shall be made without charge to the holders of the surrendered certificates or any issuance tax in respect thereof or other costs incurred by this corporation in connection with such issuance; provided, that this corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the holder of the surrendered certificate.

          (b) Upon receipt of evidence reasonably satisfactory to this corporation (an affidavit of the registered holder shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing one or more shares of Series B Preferred Stock and, in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to this corporation, or in the case of any such mutilation, upon surrender of such certificate, this corporation shall execute and deliver in lieu of such certificate a new certificate of like kind representing the number of shares represented by such lost, stolen, destroyed or mutilated certificate dated the date of such lost, stolen, destroyed or mutilated certificate. The term "OUTSTANDING" when used in this Article is referenced to shares of the Series B Preferred Stock as of any particular time and shall not include any such shares represented by any certificate in lieu of which a new certificate has been executed and delivered by this corporation in accordance with this provision but shall include instead those shares represented by such new certificate.

          1.6  Redemption.
               ----------

          (a) Subject to (i) the rights of any series of Preferred Stock which may from time to time come into existence, other than the Series A and Series C Preferred Stock and (ii) any loan covenant or other provision for the benefit of the holders of Senior Debt contained in any document or agreement evidencing Senior Debt, this corporation shall redeem, from any source of funds legally available therefor, the Series B Preferred Stock in four (4) annual installments beginning on March 1, 1998 and continuing thereafter on each subsequent March 1 (each a "SERIES B REDEMPTION DATE") until March 1, 2001, whereupon the remaining Series B Preferred Stock outstanding shall be redeemed. This corporation shall effect such redemptions on the applicable Series B Redemption Dates by paying in cash in exchange for shares of Series B Preferred Stock to be redeemed a sum equal to $1.00 per share of Series B Preferred Stock (as adjusted for any subsequent stock dividends, stock splits or recapitalizations of the Series B Preferred Stock) plus all accrued but unpaid dividends, if any, on such shares (the "SERIES B REDEMPTION PRICE"). The number of shares of Series B Preferred Stock that this corporation shall be required under this subsection 1.6(a) to redeem on (i) the first Series B Redemption Date shall be 33.32% of the number of shares of Series B Preferred Stock originally issued (less any shares of Series B Preferred Stock reacquired by this corporation (other than pursuant to this subsection 1.6(a)) subsequent to the immediately preceding Redemption Date,
(ii) each of the second and third Series B Redemption Dates shall be 16% of the number of shares of Series B Preferred Stock originally issued (less any shares of Series B Preferred Stock reacquired by the corporation (other than pursuant to this subsection 1.6(a)) subsequent to the immediately preceding Redemption Date and (iii) the final Series B Redemption Date shall be the total number of shares of Series B Preferred Stock outstanding on such date. Any redemption effected pursuant to this subsection 1.6(a) shall be made on a pro rata basis among the holders of the Series B Preferred Stock based upon the number of shares of Series B Preferred Stock then held by each such holder in proportion to the total number of shares of Series B Preferred Stock then held by all such holders.

          (b) Subject to (i) the rights of any series of Preferred Stock which may from time to time come into existence, other than the Series A and Series C Preferred Stock and (ii) any loan covenant or other provision for the benefit of the holders of Senior Debt contained in any document or agreement evidencing Senior Debt, this corporation shall redeem, from any source of funds legally available therefor, all of the then outstanding shares of the Series B Preferred Stock upon any "CORPORATION TRANSACTION," which shall mean (A) the combination of this corporation with another entity by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation); or (B) a sale of all or substantially all of the assets of this corporation; unless this
                                                            ------
corporation's shareholders of record as constituted immediately prior to such combination or sale will, immediately after such acquisition or sale (by virtue of securities issued as consideration for this corporation's acquisition or sale or otherwise) hold at least 50% of the voting power of the surviving or acquiring entity. This corporation shall effect such redemptions by paying the Series B Redemption Price in cash in exchange for each share of Series B Preferred Stock to be redeemed. Any redemption effected pursuant to this subsection 1.6(b) shall be made on a pro rata basis among the holders of the Series B Preferred Stock in proportion to the number of shares of Series B Preferred Stock then held by such holders.

          (c) Subject to the rights of series of Preferred Stock which may from time to time come into existence, other than the Series A and Series B Preferred Stock, this corporation may at any time it may lawfully do so, at the option of the Board of Directors, redeem in whole or in part the Series B Preferred Stock by paying in cash per share a sum equal to the Series B Redemption Price. Any redemption effected pursuant to this subsection 1.6(c) shall be made on a pro rata basis among the holders of the Series B Preferred Stock based upon the number of shares of Series B Preferred Stock held by each such holder in proportion to the total number of shares of Series B Preferred Stock then held by all such holders and shall be applied against the annual installments of the Series B Preferred Stock redemptions required pursuant to Section 1.6(a) hereof in the order of their maturity. In the event of any redemption pursuant to this subsection 1.6(c), at least twenty (20) but no more than sixty (60) days prior to any such redemption, written notice shall be mailed, first class postage prepaid, to each holder of record (at the close of business on the business day next preceding the day on which notice is given) of the Series B Preferred Stock to be redeemed, at the address last shown on the records of this corporation for such holder, notifying such holder of the redemption to be effected, specifying the number of shares to be redeemed from such holder, the date such redemption is to occur, the Redemption Price, the place at which payment may be obtained and calling upon such holder to surrender to this corporation, in the manner and at the place designated, his, her or its certificate or certificates representing the shares to be redeemed.

          (d) Except as provided in this subsection 1.6(d), on or after the date of any redemption pursuant to Section 1.6 hereof, each holder of Series B Preferred Stock to be redeemed shall surrender to this corporation the certificate or certificates representing such shares, and thereupon the Series B Redemption Price of such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be cancelled. In the event less than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares. From and after the date of any redemption under Section 1.6, unless there shall have been a default in payment of the Series B Redemption Price, all rights of the holders of shares of Series B Preferred Stock designated for redemption (except the right to receive the Series B Redemption Price upon surrender of their certificate or certificates), including, without limitation, the right to receive dividends thereon, shall cease with respect to such shares, and such shares shall not thereafter be transferred on the books of this corporation or be deemed to be outstanding for any purpose whatsoever. Upon consummation of any redemption of the reissuable by this corporation. If the funds of this corporation legally available for redemption of shares of Series B Preferred Stock on the date of any mandatory redemption under Section 1.6 are insufficient to redeem the total number of shares of Series B Preferred Stock to be redeemed on such date, subject to the rights of any series of Preferred Stock which may from time to time come into existence, those funds which are legally available will be used to redeem the maximum possible number of such shares ratably among the holders of such shares to be redeemed based upon their holdings of Series B Preferred Stock. The shares of Series B Preferred Stock not redeemed on the date of any mandatory redemption shall remain outstanding and shall be entitled to all the rights and preferences provided herein, including, without limitation, accrual of dividends pursuant to Section 1.3. At any time thereafter when additional funds of this corporation are legally available for the redemption of shares of Series B Preferred Stock, subject to the rights of any series of Preferred Stock which may from time to time come into existence in compliance herewith, such funds will immediately be used to redeem the balance of the shares which this corporation has become so obliged to redeem but which it has not redeemed.

          1.7  Conversion.  The Series B Preferred Stock shall have no rights to
               ----------
convert into any other equity security of this Corporation.

          1.8  Voting Rights.  The Series B Preferred Stock shall have no voting
               -------------
rights other than those provided by law or in the Protective Provisions set forth below in Section 1.9.

          1.9  Protective Provisions.
               ---------------------

          (a) So long as any shares of Series B Preferred Stock are outstanding, this corporation shall not, without first obtaining the approval (by vote or written consent), of the holders of at least 66 2/3% of the then outstanding shares of Series B Preferred Stock:

               (i) amend the corporation's Articles of Incorporation to, or otherwise, alter or change the rights, preferences or privileges of the shares of Series B Preferred Stock so as to affect adversely such shares;

               (ii) authorize or issue, or obligate itself to issue, any other equity security, including any other security convertible into or exercisable for any equity security having a preference over, or being on a parity with, the Series B Preferred Stock with respect to redemption, dividends or liquidation payments; or

               (iii) redeem or purchase or otherwise acquire shares of any class of stock of this corporation, directly or indirectly, other than (A) redemptions of Series B Preferred Stock pursuant to the provisions of Section
1.6 or (B) repurchases of options or capital stock issued upon exercise of options from employees, officers, directors or consultants; (in addition, if at any time there shall be either (A) accrued and unpaid dividends on any shares of Series B Preferred Stock then outstanding or (B) any redemption required by
Section 1.6 to be made of shares of Series B Preferred Stock then outstanding which has not been made, no dividends whatsoever of any kind may be paid upon, nor may any distribution of any kind be made upon any share of any class of stock of this corporation other than the Series B Preferred Stock).

          (b) If this corporation shall in any manner sub-divide (by stock-split, stock dividend or otherwise) or combine (by reverse stock-split or otherwise) the outstanding shares of Series B Preferred Stock, the liquidation payment per share, the redemption price per share and the number of shares required to be redeemed on any mandatory Series B Redemption Date shall be proportionately reduced or increased, as the case may be.


                         II.  SERIES C PREFERRED STOCK

          The rights, preferences, privileges and restrictions granted to and imposed on the Series C Preferred Stock are as set forth below:

          2.1  Designation.  The tertiary series of the Corporation Preferred
               -----------
Stock shall be designated "SERIES C PREFERRED STOCK."

          2.2  Number of Shares.  The number of shares constituting the Series C
               ----------------
Preferred Stock shall be 11,841,280 shares.

          2.3  Dividend Provisions.  Subject to (i) the rights of the Series B
               -------------------
Preferred Stock and the rights of any series of Preferred Stock which may from time to time come into existence, other than the Series A Preferred Stock, and (ii) any loan covenant or other provision for the benefit of the holders of Senior Debt contained in any document or agreement evidencing Senior Debt, the holders of shares of Series C Preferred Stock shall be entitled to receive cash dividends, out of any assets legally available therefor, prior and in preference to any declaration or payment of any cash dividend on the Common Stock, at the rate $0.10 per share of Series C Preferred Stock (as adjusted for subsequent stock dividends, stock splits or recapitalizations of the Series C Preferred Stock), per annum payable annually on March 1 of each year beginning March 1, 1998. The amount of accrued but unpaid dividends on each share of the Series C Preferred Stock shall, as of September 19, 1997, be deemed to be $0.1995 (referred to herein as the "CURRENT UNPAID SERIES C DIVIDEND"). Such dividends shall accrue on each outstanding share of Series C Preferred Stock commencing on the Closing Date, whether or not earned or declared. Such dividends shall be cumulative so that, if such dividends in respect of any previous or current annual dividend period, at the annual rate specified above, shall not have been paid, the deficiency shall, subject to the rights of the Series B Preferred Stock and any series of Preferred Stock which may from time to time come into existence, other than the Series A Preferred Stock, first be fully paid before any dividend or other distribution shall be paid on or declared and set apart for the Common Stock. Any accumulation of dividends on the Series C Preferred Stock, including the Current Unpaid Series C Dividend, shall not bear interest.

          2.4  Liquidation Preference.
               ----------------------

          (a) In the event of any liquidation, dissolution or winding up of this corporation, either voluntary or involuntary, subject to (i) the rights of the Series B Preferred Stock and any other series of Preferred Stock that may from time to time come into existence, other than the Series A Preferred Stock, and (ii) any loan covenant or other provision for the benefit of the holders of Senior Debt contained in any document or agreement evidencing Senior Debt, the holders of Series C Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of this corporation to the holders of Common Stock, an amount per share equal to the Series C Redemption Price as defined in Section 2.5(a). If upon the occurrence of such event and after payment in full of the liquidation preference of the Series B Preferred Stock and any other series of Preferred Stock that may from time to time come into existence, other than the Series A Preferred Stock, the assets and funds thus distributed among the holders of the Series C Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then, the entire assets and funds of this corporation legally available for distribution after payment in full of the liquidation preference of the Series B Preferred Stock and any other series of Preferred Stock that may from time to time come into existence, other than the Series A Preferred Stock, shall be distributed ratably among the holders of the Series C Preferred Stock in proportion to the amount of such stock owned by each such holders.

          (b) Upon the completion of (i) the distributions to the holders of the Series B Preferred Stock, (ii) the distributions to the holders of Series C Preferred Stock required by Section 2.4(a) and (iii) any other distribution that may be required with respect to series of Preferred Stock that may from time to time come into existence, other than the Series A Preferred Stock, if assets remain in this corporation, the holders of the Common Stock of this corporation (based on the number of shares of Common Stock held by each), shall receive all of the remaining assets of this corporation.

          2.5  Redemption.
               ----------

          (a) Provided that the Series B Preferred Stock has been redeemed in full and subject to (i) the rights of any series of Preferred Stock which may from time to time come into existence other than the Series A Preferred Stock, and (ii) any loan covenant or other provision for the benefit of the holders of Senior Debt contained in any document or agreement evidencing Senior Debt, this corporation shall redeem, from any source of funds legally available therefor, all of the then outstanding shares of the Series C Preferred Stock upon the consummation of any Corporation Transaction (as defined in Section 1.6(b)). Provided that the Series B Preferred Stock has been redeemed in full and subject to (i) the rights of any series of Preferred Stock which may from time to time come into existence, other than the Series A Preferred Stock, and (ii) any loan covenant or other provision for the benefit of the holders of Senior Debt contained in any document or agreement evidencing Senior Debt, upon the consummation of an initial underwritten public offering of the Common Stock of this corporation pursuant to an effective registration statement, this corporation shall use the net proceeds it receives from such offering and which remain after redemption of all shares of Series B Preferred Stock which are then outstanding to redeem the Series C Preferred Stock. This corporation shall effect the redemptions pursuant to this subsection 2.5(a) by paying in cash, in exchange for each share of Series C Preferred Stock to be redeemed, a sum equal to $1.00 per share of Series C Preferred Stock (as adjusted for any stock dividends, subdivisions, combinations or reclassifications with respect to such shares) plus all accrued but unpaid dividends on such share (the "SERIES C REDEMPTION PRICE"). Any redemption effected pursuant to this subsection 2.5(a) or otherwise, including, without limitation, voluntary repurchases shall be made on a pro rata basis among the holders of the Series C Preferred Stock based upon the number of shares of Series C Preferred Stock held by each such holder in proportion to the total number of shares of Series C Preferred Stock then held by all such holders.

          (b) Except as provided in this subsection 2.5(b), each holder of Series C Preferred Stock to be redeemed pursuant to this Section 2.5 shall surrender to this corporation the certificate or certificates representing such shares, and thereupon the Series C Redemption Price of such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be cancelled. In the event less than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares. From and after the date of any redemption under this Section 2.5, unless there shall have been a default in payment of the Series C Redemption Price, all rights of the holders of shares of Series C Preferred Stock designated for redemption (except the right to receive the Redemption Price upon surrender of their certificate or certificates, including, without limitation, the right to receive dividends thereon) shall cease with respect to such shares, and such shares shall not thereafter be transferred on the books of this corporation or be deemed to be outstanding for any purpose whatsoever.
Upon consummation of any redemption of the Series C Preferred Stock, the shares which are redeemed shall be cancelled and shall not be reissuable by this corporation.

          2.6  Conversion.  The Series C Preferred Stock shall have no rights to
               ----------
convert into any other equity security of this Corporation.

          2.7  Voting Rights.  The Series C Preferred Stock shall have no voting
               -------------
rights other than those provided by law or in the Protective Provisions set forth below in Section 2.8.

          2.8  Protective Provisions.
               ---------------------

          (a) So long as any shares of Series C Preferred Stock are outstanding, this corporation shall not, without first obtaining the approval (by vote or written consent) of the holders of at least a majority of the then outstanding shares of Series C Preferred Stock:

               (i) amend this corporation's Articles of Incorporation to, or otherwise, alter or change the rights, preferences, privileges or restrictions of the shares of Series C Preferred Stock so as to affect adversely such shares; or

               (ii) authorize or issue, or obligate itself to issue, any other equity security, including any other security convertible into or exercisable for any equity security having a preference over, or being on a parity with, the Series C

Preferred Stock with respect to redemption, conversion, voting, dividends or upon liquidation.

          (b) If this corporation shall in any manner subdivide (by stock-split, stock dividend or otherwise) or combine (by reverse stock-split or otherwise) the outstanding shares of Series C Preferred Stock, the liquidation payment per share, the redemption price per share and the number of shares required to be redeemed shall be proportionately reduced or increased, as the case may be.

          IN WITNESS WHEREOF, this Statement of Designation has been signed by the undersigned on _____________, 1997.


                                   ___________________________________________
                                   Larry E. Rembold, President

                                   EXHIBIT C
                                   ---------


                          STOCK REDEMPTION AGREEMENT

     This Stock Redemption Agreement, dated as of September ___, 1997 (this "AGREEMENT"), is entered into by and among Enterprise Partners III, L.P., a Delaware limited partnership ("EPIII"), Enterprise Partners III Associates, L.P., a Delaware limited partnership ("EPIIIA"), Enterprise Partners IV, L.P., a Delaware limited partnership ("EPIV"), Enterprise Partners IV Associates, L.P., a Delaware limited partnership ("EPIVA"), and Enterprise Management Partners Corporation, a California corporation ("EMPC," and together with EPIII, EPIIIA, EPIV and EPIVA, the "STOCKHOLDERS"), and Doskocil Manufacturing Company, Inc., a Texas corporation ("DMC" or the "COMPANY").


                                   RECITALS
                                   --------

     WHEREAS, DMC and Dogloo, Inc., a California corporation ("DOGLOO"), contemplate entering into that certain merger agreement (the "MERGER AGREEMENT), to be dated as of the ______ day of September 1997;

     WHEREAS, pursuant to the Merger Agreement, and in accordance with the Texas Business Corporations Act (the "TBCA"), DMC and Dogloo will cause Dogloo to merge with and into DMC, with DMC as the surviving corporation, pursuant to
Section 5.04 of the TBCA (the "MERGER");

     WHEREAS, EPIII currently owns 193,344 shares of DMC Common Stock and 51,558 shares of DMC Series A Preferred Stock; EPIIIA currently owns 16,811 shares of DMC Common Stock and 4,483 shares of DMC Series A Preferred Stock; EPIV currently owns 179,688 shares of DMC Common Stock and 47,917 shares of DMC Series A Preferred Stock; EPIVA currently owns 9,464 shares of DMC Common Stock and 2,524 shares of DMC Series A Preferred Stock; EMPC currently owns 598,959 shares of DMC Common Stock and 1,424,192 shares of DMC Series A Preferred Stock (collectively, the "DMC SHARES");

     WHEREAS, EPIII and EPIIIA currently own 1,846,440 and 160,560 shares (the "DOGLOO SERIES B SHARES"), respectively, of Dogloo Series B Preferred Stock, no par value ("DOGLOO SERIES B PREFERRED STOCK"), and each such share will, as part of the Merger, be converted into one share of DMC Series C Preferred Stock, no par value ("DMC SERIES C PREFERRED STOCK");

     WHEREAS, the Stockholders, as an inducement to cause DMC to enter into the Merger Agreement, desire to grant to DMC the right to purchase the shares of DMC Common Stock, DMC Series A

Preferred Stock and DMC Series C Preferred Stock specified in the foregoing recitals;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:


                                 ARTICLE III.
                            OPTION TO REDEEM SHARES

     1.1  OPTION TO REDEEM DMC STOCK HELD BY EMPC.  EMPC hereby grants to DMC
          ---------------------------------------
the right to purchase for a total price of $14.4 million (plus accrued but unpaid dividends on such shares of DMC Series A Preferred Stock as of the Closing Date), 598,959 shares of DMC Common Stock and 359,376 shares of DMC Series A Preferred Stock owned by EMPC. The Company agrees to pay the sum of $14.4 million (plus accrued but unpaid dividends on such shares of DMC Series A Preferred Stock as of the Closing Date) to EMPC by check or wire transfer on the date of redemption. The option granted hereby may be exercised in whole or from time to time in part on or before October 31, 1997 by delivering to EMPC at 5000 Birch Street, Suite 6200, Newport Beach, California 92660 a notice of exercise of the option which notice shall specify a closing date and the shares being purchased. On the closing date, EMPC agrees to deliver to the Company stock certificates representing 598,959 shares of DMC Common Stock and 359,376 shares of Series A Preferred Stock, which certificates shall be either duly endorsed in blank or accompanied by stock powers duly executed in the blank, on the date of redemption.

     1.2  OPTION TO REDEEM DMC STOCK HELD BY EPIII, EPIIIA, EPIV AND EPIVA.
          ----------------------------------------------------------------
EPIII, EPIIIA, EPIV and EPIVA hereby grant to the Company the right to purchase for a total price of $3.6 million (plus accrued but unpaid dividends on such shares of DMC Series A Preferred Stock as of the Closing Date) (i) 64,448 shares of Common Stock and 51,558 shares of Series A Preferred Stock held by EPIII,
(ii) 5,604 shares of Common Stock and 4,483 shares of Series A Preferred Stock held by EPIIIA, (iii) 63,050 shares of Common Stock and 47,917 shares of Series A Preferred Stock held by EPIV, and (iv) 2,524 shares of Series A Preferred Stock held by EPIVA. The Company agrees to pay the sums of $1,743,120 to EPIII, $151,560 to EPIIIA, $1,667,400 to EPIV and $37,920 to EPIVA (plus such amount to each entity as represents accrued but unpaid dividends on their respective shares of DMC Series A Preferred Stock being redeemed), all of which will be paid by check or wire transfer on the date of redemption. The option granted hereby may be exercised in whole or from time to time in part on or before October 31, 1997 by delivering to EPIII, EPIIIA, EPIV and EPIVA at 5000 Birch Street, Suite 6200, Newport Beach, California 92660 a notice of exercise of the option which notice shall specify a closing date and the shares being purchased. On the closing date, EPIII, EPIIIA, EPIV, and EPIVA agree, severally but not jointly, to deliver stock certificates to the Company representing the number of shares of DMC Common Stock and DMC Series A Preferred Stock enumerated in this Section 1.2 and held by each of EPIII, EPIIIA, EPIV, and EPIVA, respectively, which certificates shall be either duly endorsed in blank or accompanied by stock powers duly executed in the blank.

     EPIII and EPIIIA hereby grant to the Company the right to purchase all of the shares of DMC Series C Preferred Stock owned by EPIII and EPIIIA immediately following the Merger for a price per share of $1.00 plus any unpaid accrued dividends thereon. The Company agrees to pay the redemption price by check or wire transfer on the date of redemption. The option granted hereby may be exercised in whole or from time to time in part on or before October 31, 1997 by delivering to EPIII and EPIIIA at 5000 Birch Street, Suite 6200, Newport Beach, California 92660 a notice of exercise of the option, which notice shall specify a closing date and the shares being purchased. On the closing date, EPIII and EPIIIA agree to deliver to the Company stock certificates representing the shares of DMC Series C Preferred Stock being purchased, which certificates shall be either duly endorsed in blank or accompanied by stock powers duly executed in blank, on the date of redemption.


                                  ARTICLE IV.
                          STOCKHOLDER REPRESENTATIONS

     In connection with the granting of the options provided for herein and in connection with the redemption of shares of DMC Common Stock, DMC Series A Preferred Stock and DMC Series C Preferred Stock, each Stockholder represents to Company as follows:

     2.1  OWNER OF RECORD.  The Stockholder is the beneficial and owner of
          ---------------
record of the DMC Shares and the Dogloo Series B Shares and holds the DMC Shares and the Dogloo Series B Shares free and clear of any liens or encumbrances and, after the Merger, will be the beneficial and owner of record of the DMC Shares and shares of DMC Series C Preferred Stock.

     2.2  NO CONFLICTS.  To the best of each Stockholder's knowledge, no other
          ------------
person or entity has any rights to purchase the Shares being redeemed by the Company pursuant to this Agreement, and the redemption contemplated hereby will not conflict with or result in a breach of, or constitute a default (with or without due notice or lapse of time or both) of any note, pledge, bond, mortgage, indenture or deed of trust, or any license, lease or agreement to which Stockholder is a party.

                                  ARTICLE V.
                            COMPANY REPRESENTATIONS

     In connection with the redemption of the shares of DMC Common Stock, DMC Series A Preferred Stock and DMC Series C Preferred Stock, the Company represents to the Stockholders that it is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas, that it has full corporate power and authority to execute and deliver this Agreement and to perform its obligations under and to consummate the transactions contemplated by this Agreement, and that all corporate action of the Company necessary for such execution, delivery and performance has been or will be duly and validly taken and remains or will remain in full force and effect.


                                  ARTICLE VI.
                                 MISCELLANEOUS

     5.1  GOVERNING LAW.  This Agreement and all acts and transactions pursuant
          -------------
hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Texas, without regard to conflicts of laws principles.

     5.2  ENTIRE AGREEMENT; AMENDMENTS; ENFORCEMENT OF RIGHTS.  This Agreement
          ---------------------------------------------------
sets forth the entire agreement and understanding of the parties relating to the subject matter herein and merges all prior discussions between them. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, shall be effective unless in writing signed by the parties to this Agreement. The failure by either party to enforce any rights under this Agreement shall not be construed as a waiver of any rights of such party.

     5.3  SEVERABILITY.  If one or more provisions of this Agreement are held to
          ------------
be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

     5.3  HEADINGS.  The headings used in this Agreement are used for
          --------
convenience only and are not to be considered in construing or interpreting this Agreement.

     5.4  COUNTERPARTS. This Agreement may be executed in two or more
          ------------
counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

     IN WITNESS WHEREOF, the Company and the Stockholders have caused this Agreement to be duly executed and delivered as of the date first written above.

                                    THE STOCKHOLDERS:
                                    ----------------

                                    ENTERPRISE PARTNERS III, L.P.

                                    By:  Enterprise Management Partners III,
                                         L.P.
                                    Its: General Partner


                                         By:________________________________
                                              Charles D. Martin
                                         Its: General Partner


                                    ENTERPRISE PARTNERS III ASSOCIATES, L.P.

                                    By:  Enterprise Management Partners III,
                                         L.P.
                                    Its: General Partner


                                         By:________________________________
                                              Charles D. Martin
                                         Its: General Partner


                                    ENTERPRISE PARTNERS IV, L.P.

                                    By:  Enterprise Management Partners IV, L.P.
                                    Its: General Partner


                                         By:_______________________________
                                              Charles D. Martin
                                         Its: General Partner

                                    ENTERPRISE PARTNERS IV ASSOCIATES, L.P.

                                    By:  Enterprise Management Partners IV, L.P.
                                    Its: General Partner


                                         By:________________________________
                                              Charles D. Martin
                                         Its: General Partner


                                    ENTERPRISE MANAGEMENT PARTNERS CORPORATION


                                    By:____________________________________
                                         Charles D. Martin
                                    Its: President


                                    THE COMPANY:
                                    -----------

                                    DOSKOCIL MANUFACTURING COMPANY, INC.,
                                    a Texas corporation

                                    By:____________________________________
                                    Name:__________________________________
                                    Title:Name:____________________________

                                   EXHIBIT D
                                   ---------


                          STOCK REDEMPTION AGREEMENT

     This Stock Redemption Agreement, dated as of _________ ___, 1997 (this "AGREEMENT"), is entered into by and among Westar Capital, a California limited partnership ("WESTAR"), HBI Financial Inc., a Washington corporation ("HBI"), and together with Westar, the "STOCKHOLDERS"), and Doskocil Manufacturing Company, Inc., a Texas corporation ("DMC" or the "COMPANY").


                                   RECITALS
                                   --------

     WHEREAS, DMC and Dogloo, Inc., a California corporation ("DOGLOO"), contemplate entering into that certain merger agreement (the "MERGER AGREEMENT), to be dated as of the ______ day of September 1997;

     WHEREAS, pursuant to the Merger Agreement, and in accordance with the Texas Business Corporations Act (the "TBCA"), DMC and Dogloo will cause Dogloo to merge with and into DMC, with DMC as the surviving corporation, pursuant to
Section 5.04 of the TBCA (the "MERGER");

     WHEREAS, Westar and HBI currently own 1,538,600 and 6,154,400 shares (the "DOGLOO SERIES B SHARES"), respectively, of Dogloo Series B Preferred Stock, no par value ("DOGLOO SERIES B PREFERRED STOCK") and each such share will, as part of the Merger, be converted into one share of DMC Series C Preferred Stock, no par value ("DMC SERIES C PREFERRED STOCK");

     WHEREAS, the Stockholders, as an inducement to cause DMC to enter in the Merger Agreement, desire to grant to DMC the right to redeem or purchase the shares of shares of DMC Series C Preferred Stock specified in the foregoing recitals;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:

                                  ARTICLE VII.
                            OPTION TO REDEEM SHARES

     1.1  OPTION TO REDEEM SHARES.  Westar and HBI hereby grant to the Company
          -----------------------
the right to purchase all of the shares of DMC Series C Preferred Stock owned by EPIII and EPIIIA immediately following the Merger for a price per share of $1.00 plus any unpaid accrued dividends thereon. The Company agrees to pay the redemption price by check or wire transfer on the date of redemption. The option granted hereby may be exercised in whole or from time to time in part on or before October 31, 1997 by delivering to Westar and HBI at 949 South Coast Drive, Suite 650, Costa Mesa, California 92626 a notice of exercise of the option, which notice shall specify a closing date and the shares being purchased. On the closing date, Westar and HBI agree to deliver to the Company stock certificates representing the shares of DMC Series C Preferred Stock being purchased, which certificates shall be either duly endorsed in blank or accompanied by stock powers duly executed in blank, on the date of redemption.


                                 ARTICLE VIII.
                          STOCKHOLDER REPRESENTATIONS

     In connection with the granting of the option provided for herein and in connection with the redemption of shares of DMC Series C Preferred Stock, each Stockholder represents to Company as follows:

     2.1  OWNER OF RECORD.  Westar and HBI are the beneficial and owners of
          ---------------
record of 1,538,600 and 6,154,400 shares, respectively, of Dogloo Series B Preferred Stock and hold such shares free and clear of any liens or encumbrances and, after the Merger, will be the beneficial and owner of record of 1,538,600 and 6,154,400 shares, respectively, of DMC Series C Preferred Stock.

     2.2  NO CONFLICTS.  To the best of each Stockholder's knowledge, no other
          ------------
person or entity has any rights to purchase the Shares being redeemed by the Company pursuant to this Agreement, and the redemption contemplated hereby will not conflict with or result in a breach of, or constitute a default (with or without due notice or lapse of time or both) of any note, pledge, bond, mortgage, indenture or deed of trust, or any license, lease or agreement to which Stockholder is a party.


                                  ARTICLE IX.
                            COMPANY REPRESENTATIONS

     In connection with the redemption of the shares of DMC Series C Preferred Stock, the Company represents to the Stockholders that it is a corporation duly organized, validly existing and in good standing under the laws of the State of

Texas, that it has full corporate power and authority to execute and deliver this Agreement and to perform its obligations under and to consummate the transactions contemplated by this Agreement, and that all corporate action of the Company necessary for such execution, delivery and performance has been or will be duly and validly taken and remains or will remain in full force and effect.


                                  ARTICLE X.
                                 MISCELLANEOUS


     5.1  GOVERNING LAW.  This Agreement and all acts and transactions pursuant
          -------------
hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Texas, without regard to conflicts of laws principles.

     5.2  ENTIRE AGREEMENT; AMENDMENTS; ENFORCEMENT OF RIGHTS. This Agreement
          ---------------------------------------------------
sets forth the entire agreement and understanding of the parties relating to the subject matter herein and merges all prior discussions between them. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, shall be effective unless in writing signed by the parties to this Agreement. The failure by either party to enforce any rights under this Agreement shall not be construed as a waiver of any rights of such party.

     5.3  SEVERABILITY.  If one or more provisions of this Agreement are held to
          ------------
be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

     5.3  HEADINGS.  The headings used in this Agreement are used for
          --------
convenience only and are not to be considered in construing or interpreting this Agreement.

     5.4  COUNTERPARTS. This Agreement may be executed in two or more
          ------------
counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

     IN WITNESS WHEREOF, the Company and the Stockholders have caused this Agreement to be duly executed and delivered as of the date first written above.

                                    THE STOCKHOLDERS:
                                    ----------------

                                    WESTAR CAPITAL

                                    By:  Westar Capital Associates, a limited
                                         partnership
                                    Its: General Partner


                                         By:_________________________________
                                              John W. Clark
                                         Its: General Partner


                                    HBI FINANCIAL, INC.

                                    By:_____________________________________
                                    Its:____________________________________


                                    THE COMPANY:
                                    -----------

                                    DOSKOCIL MANUFACTURING COMPANY, INC.,
                                    a Texas corporation

                                    By:______________________________________
                                    Name:____________________________________
                                    Title:___________________________________

                                   EXHIBIT E
                                   ---------

                          STOCK REDEMPTION AGREEMENT

     This Stock Redemption Agreement, dated as of _________ ___, 1997 (this "AGREEMENT"), is entered into between Aurelio F. Barreto, III ("BARRETO") and Doskocil Manufacturing Company, Inc., a Texas corporation ("DMC" or the "COMPANY").


                                   RECITALS
                                   --------

     WHEREAS, Doskocil Manufacturing Company, Inc., a Texas corporation ("DMC"), and Dogloo, Inc., a California corporation ("DOGLOO") contemplate entering into that certain merger agreement (the "MERGER AGREEMENT) dated as of the ______ day of September 1997;

     WHEREAS, pursuant to the Merger Agreement, and in accordance with the Texas Business Corporations Act (the "TBCA"), DMC and Dogloo have agreed to cause Dogloo to merge with and into DMC, with DMC as the surviving corporation, pursuant to Section _____ of the TBCA (the "MERGER");

     WHEREAS, pursuant to the Merger Agreement, each share of Dogloo Common Stock, no par value (the "DOGLOO COMMON STOCK"), issued and outstanding at the time of the Merger will be converted into __ shares of DMC Common Stock (the "DMC COMMON STOCK",) each share of Dogloo Series A Preferred Stock, no par value (the "DOGLOO SERIES A PREFERRED STOCK"), issued and outstanding at the time of the Merger will be converted into one share of newly designated DMC Series B preferred stock, no par value (the "DMC SERIES B PREFERRED STOCK") and each share of Dogloo Series B Preferred Stock, no par value (the "DOGLOO SERIES B PREFERRED STOCK"), issued and outstanding at the time of the Merger will be converted into one share of newly designated DMC Series C preferred stock, no par value (the "DMC SERIES C PREFERRED STOCK");

     WHEREAS, Barreto currently owns ______, ______ and _____ shares, respectively, of Dogloo Common Stock, Series A Preferred Stock and Series B Preferred Stock (collectively, the "DOGLOO SHARES"), which, pursuant to the Merger Agreement, will be converted into _______, ______ and ______ shares, respectively of DMC Common Stock, Series B Preferred Stock and Series C Preferred Stock (collectively, the "DMC SHARES"); and

     WHEREAS, Barreto, as an inducement to cause DMC to enter into the Merger Agreement, desires to grant to DMC the right to redeem or purchase the shares of DMC Common Stock, Series B Preferred Stock and Series C Preferred Stock that Barreto will own immediately following the Effective Time (as defined in Section
1.2 of the Merger Agreement) of the Merger.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:


                                  ARTICLE XI.
                            OPTION TO REDEEM SHARES

     1.1  OPTION TO REDEEM DMC STOCK.  Barreto hereby grants to DMC the right to
          --------------------------
purchase any or all of the shares of [DMC Common Stock], Series B Preferred Stock and [Series C Preferred] Stock owned by Barreto immediately following the Merger provided that no shares of DMC Common Stock may be purchased from Barreto unless prior to or concurrent with such purchase all of the shares of DMC Series B and Series C Preferred Stock then owned by Barreto have been redeemed. The price per share of Common Stock shall be $___; the price per share of Series B Preferred Stock shall be $___ plus any unpaid accrued dividends thereon; and the price per share of Series C Preferred Stock shall be $____ plus any unpaid accrued dividends thereon. The option granted hereby may be exercised in whole or from time to time in part on or before October 31, 1997 by delivering to Barreto at ______________ a notice of exercise of the option which notice shall specify a closing date and the shares being purchased. On the closing date, the Company agrees to pay the purchase price payable to Barreto by check or wire transfer and Barreto agrees to deliver to the Company (or other purchaser) stock certificates representing the shares purchased which certificates shall be either duly endorsed in blank or accompanied by stock powers duly executed in the blank, on the date of redemption.


                                 ARTICLE XII.
                          SHAREHOLDER REPRESENTATIONS

     In connection with the granting of the option provided for herein and the redemption or purchase of shares of DMC Common Stock, Series B Preferred Stock and Series C Preferred Stock, Barreto represents and covenants to Company as follows:

     2.1  OWNER OF RECORD.  Barreto is the beneficial and owner of record of the
          ---------------
Dogloo Shares and holds the Dogloo Shares free and clear of any liens or encumbrances and, after the Merger, will be the beneficial and owner of record of the DMC Shares. Barreto will not, prior to the expiration of this Agreement, sell, transfer, assign, pledge, encumber or otherwise transfer any interest in the Dogloo Shares or the DMC Shares to any person.

     2.2  NO CONFLICTS.  No other person or entity has any rights to purchase
          ------------
the Shares that are the subject of this Agreement, and the redemption or purchase contemplated hereby will not conflict with or result in a breach of, or constitute a default

(with or without due notice or lapse of time or both) of any note, pledge, bond, mortgage, indenture or deed of trust, or any license, lease or agreement to which Stockholder is a party. [Need to address existing Securityholders Agreement and options to purchase certain shares of Aurelio's Stock]

     2.2  NO FURTHER OBLIGATION BY DMC OR DOGLOO. Barreto represents and
          --------------------------------------
acknowledges that any consideration received hereunder upon the exercise of the option satisfies all obligations by or on the part of the Company or Dogloo to Barreto regarding the shares redeemed or purchased.


                                 ARTICLE XIII.
                            COMPANY REPRESENTATIONS

     In connection with the redemption of the Shares, the Company represents to the Shareholders that it is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas, that it has full corporate power and authority to execute and deliver this Agreement and to perform its obligations under and to consummate the transactions contemplated by this Agreement, and that all corporate action of the Company necessary for such execution, delivery and performance has been or will be duly and validly taken and remains or will remain in full force and effect.


                                 ARTICLE XIV.
                                 MISCELLANEOUS

     5.1  GOVERNING LAW.  This Agreement and all acts and transactions pursuant
          -------------
hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Texas, without regard to conflicts of laws principals.

     5.2  ENTIRE AGREEMENT; AMENDMENTS; ENFORCEMENT OF RIGHTS.  This Agreement
          ---------------------------------------------------
sets forth the entire agreement and understanding of the parties relating to the subject matter herein and merges all prior discussions between them. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, shall be effective unless in writing signed by the parties to this Agreement. The failure by either party to enforce any rights under this Agreement shall not be construed as a waiver of any rights of such party. This rights of the Company under this Agreement may be assigned by the Company.

     5.3  SEVERABILITY.  If one or more provisions of this Agreement are held to
          ------------
be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

     5.3  HEADINGS.  The headings used in this Agreement are used for
          --------
convenience only and are not to be considered in construing or interpreting this Agreement.

     5.4  COUNTERPARTS. This Agreement may be executed in two or more
          ------------
counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

     IN WITNESS WHEREOF, the Company and Barreto have caused this Agreement to be duly executed and delivered as of the date first written above.

                              THE SHAREHOLDERS:
                              ----------------

                              AURELIO F. BARRETO, III,
                              an individual


                              ______________________________________


                              THE COMPANY:
                              -----------

                              DOSKOCIL MANUFACTURING COMPANY, INC.,
                              a Texas corporation

                              By: __________________________________
                                    Name: __________________________
                                    Title: _________________________

                                   EXHIBIT F
                                   ---------

                          STOCK REDEMPTION AGREEMENT

     This Stock Redemption Agreement, dated as of _________ ___, 1997 (this "AGREEMENT"), is entered into between Darrell R. Paxman ("PAXMAN") and Doskocil Manufacturing Company, Inc., a Texas corporation ("DMC" or the "COMPANY").


                                   RECITALS
                                   --------

     WHEREAS, Doskocil Manufacturing Company, Inc., a Texas corporation ("DMC"), and Dogloo, Inc., a California corporation ("DOGLOO") contemplate entering into that certain merger agreement (the "MERGER AGREEMENT) dated as of the ______ day of _____________ 1997;

     WHEREAS, pursuant to the Merger Agreement, and in accordance with the Texas Business Corporations Act (the "TBCA"), DMC and Dogloo have agreed to cause Dogloo to merge with and into DMC, with DMC as the surviving corporation, pursuant to Section _____ of the TBCA (the "MERGER");

     WHEREAS, pursuant to the Merger Agreement, each share of Dogloo Series A Preferred Stock, no par value (the "DOGLOO SERIES A PREFERRED STOCK"), issued and outstanding at the time of the Merger will be converted into one share of newly designated DMC Series B preferred stock, no par value (the "DMC SERIES B PREFERRED STOCK");

     WHEREAS, Paxman currently owns ______ shares of Dogloo Series A Preferred Stock (the "DOGLOO SHARES"), which, pursuant to the Merger Agreement, will be converted into _______ shares of DMC Common Series B Preferred Stock (the "DMC SHARES"); and

     WHEREAS, Paxman, as an inducement to cause DMC to enter into the Merger Agreement, desires to grant to DMC the right to redeem or purchase his shares of DMC Series B Preferred Stock that Paxman will own immediately following the Effective Time (as defined in Section 1.2 of the Merger Agreement) of the Merger.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:


                                  ARTICLE XV.
                            OPTION TO REDEEM SHARES

     1.1  OPTION TO REDEEM DMC STOCK.  Paxman hereby grants to DMC the right to
          --------------------------
purchase any or all of the shares of DMC Series B Preferred Stock owned by Paxman immediately following the Merger. The price per share of Series B Preferred Stock shall be $___ plus any unpaid accrued dividends thereon. The option granted hereby may be exercised in whole or from time to time in part on or before October 31, 1997 by delivering to Paxman at ______________ a notice of exercise of the option which notice shall specify a closing date and the shares being purchased. On the closing date, the Company agrees to pay the purchase price payable to Paxman by check or wire transfer and Paxman agrees to deliver to the Company (or other purchaser) stock certificates representing the shares purchased which certificates shall be either duly endorsed in blank or accompanied by stock powers duly executed in the blank, on the date of redemption.


                                 ARTICLE XVI.
                          SHAREHOLDER REPRESENTATIONS

     In connection with the granting of the option provided for herein and the redemption or purchase of shares of DMC Series B Preferred Stock, Paxman represents and covenants to Company as follows:

     2.1  OWNER OF RECORD.  Paxman is the owner of record of the Dogloo Shares
          ---------------
and holds the Dogloo Shares free and clear of any liens or encumbrances and, after the Merger, will be the beneficial and owner of record of the DMC Shares. Paxman will not, prior to the expiration of this Agreement, sell, transfer, assign, pledge, encumber or otherwise transfer any interest in the Dogloo Shares or the DMC Shares to any person.

     2.2  NO CONFLICTS.  No other person or entity has any rights to purchase
          ------------
the Shares that are the subject of this Agreement, and the redemption or purchase contemplated hereby will not conflict with or result in a breach of, or constitute a default (with or without due notice or lapse of time or both) of any note, pledge, bond, mortgage, indenture or deed of trust, or any license, lease or agreement to which Paxman is a party.

     2.2  NO FURTHER OBLIGATION BY DMC OR DOGLOO.  Paxman represents and
          --------------------------------------
acknowledges that any consideration received hereunder upon the exercise of the option satisfies all obligations by or on the part of the Company or Dogloo to Paxman regarding the shares redeemed or purchased.


                                 ARTICLE XVII.
                            COMPANY REPRESENTATIONS

     In connection with the redemption of the Shares, the Company represents to Paxman that it is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas, that it has full corporate power and authority to execute and deliver this Agreement and to perform its obligations under and to consummate the transactions contemplated by this Agreement, and that all corporate action of the Company necessary for such execution, delivery and performance has been or will be duly and validly taken and remains or will remain in full force and effect.


                                ARTICLE XVIII.
                                 MISCELLANEOUS

     5.1  GOVERNING LAW.  This Agreement and all acts and transactions pursuant
          -------------
hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Texas, without regard to conflicts of laws principals.

     5.2  ENTIRE AGREEMENT; AMENDMENTS; ENFORCEMENT OF RIGHTS.  This Agreement
          ---------------------------------------------------
sets forth the entire agreement and understanding of the parties relating to the subject matter herein and merges all prior discussions between them. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, shall be effective unless in writing signed by the parties to this Agreement. The failure by either party to enforce any rights under this Agreement shall not be construed as a waiver of any rights of such party. This rights of the Company under this Agreement may be assigned by the Company.

     5.3  SEVERABILITY.  If one or more provisions of this Agreement are held to
          ------------
be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

     5.3  HEADINGS.  The headings used in this Agreement are used for
          --------
convenience only and are not to be considered in construing or interpreting this Agreement.

     5.4  COUNTERPARTS. This Agreement may be executed in two or more
          ------------
counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

     IN WITNESS WHEREOF, the Company and the Paxman have caused this Agreement to be duly executed and delivered as of the date first written above.

                              DARRELL R. PAXMAN,
                              an individual


                              __________________________________


                              THE COMPANY:
                              -----------

                              DOSKOCIL MANUFACTURING COMPANY, INC.,
                              a Texas corporation

                              By: ______________________________________
                                    Name: ______________________________
                                    Title: _____________________________

                                   EXHIBIT G
                                   ---------


                                   [TO COME]

                                      G-1